[COVER PAGE AND TABLE OF CONTENTS AT END OF DOCUMENT]


		POOLING AND SERVICING AGREEMENT, dated as of
March 31, 1997, among ZENITH FINANCE CORPORATION, as
Transferor, ZENITH ELECTRONICS CORPORATION, as Servicer, and
BANKERS TRUST COMPANY, a New York banking corporation, as
Trustee.

		In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Holders and the Enhancement Providers to the extent provided herein:


	ARTICLE I

	DEFINITIONS

		SECTION 1.01.  Definitions.  Whenever used in this
Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the related Supplement.

		"Act" means the Securities Act of 1933, as amended from time to time.

		"Additional Originator" has the meaning specified in Section
2.07(a).

		"Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

		"Aggregate Holders' Interest"  has the meaning specified in
Section 4.01(a).

		"Agreement" means this Pooling and Servicing Agreement, as the same may from time to time be amended, supplemented or otherwise modified, including, with respect to any Series, the related Supplement.

		"Amortization Date" means, with respect to any Series, the amortization date specified in the related Supplement.

		"Amortization Period" means, with respect to any Series, unless otherwise specified in the related Supplement, the period beginning on the related Amortization Date and ending upon the payment in full to the Investor Certificateholders of such Series of the Invested Amount with respect to such Series, all accrued and unpaid interest thereon and all other amounts owed to the Investor Certificateholders under any Transaction Document.

		"Beneficiary" means, as of any date of determination, any of the Trustee, the then holders of the Investor Certificates, the Program Agent and any Enhancement Provider.

		"Business Day" means (a) a day of the year on which banks are not required or authorized by law to close in New York City or the city in which the Corporate Trust Office is located, (b) with respect to non-financial reporting requirements of the Servicer or the Transferor, any day on which the Servicer or the Transferor is not closed, (c) if during any applicable interest period an interest rate or certificate rate is calculated by reference to a eurodollar rate, a day on which dealings are carried on in the London interbank market and (d) any other day specified in a Supplement as a "Business Day".

		"Certificate" means any Investor Certificate or the Transferor Certificate.

		"Certificate Purchase Agreement" means, with respect to any Series, a certificate purchase agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to Article VI, and all amendments, supplements and other modifications from time to time thereto.

		"Certificate Rate" means, with respect to any Series, the certificate rate specified therefor in the related Supplement.

		"Certificate Register" has the meaning specified in Section
6.03(a).

		"Change in Tax Law" means any amendment to, or change in, the laws (or any regulations thereunder) of the United States of America or any political subdivision or taxing authority thereof or therein affecting taxation or any amendment to, or change in, an interpretation or application of, such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination).

		"Collection Account" has the meaning specified in
Section 4.02(b).

		"Collection Account Bank" has the meaning specified in
Section 4.02(b).

		"Collection Account Letter" has the meaning specified in
Section 4.02(b).

		"Collection Period" means a Statistical Month (or, in the case of the Statistical Month in which the Closing Date occurs, the portion of such Statistical Month following the Closing Date). When used in respect of any Distribution Date, the term "Collection Period" refers to the full Collection Period immediately preceding such Distribution Date.

		"Collections" means (a) all payments by or on behalf of the Obligors deposited to any Collection Account or the Concentration
Account, or received by the Servicer, in respect of Receivables in whatever form and (b) all interest and other investment earnings (net of losses and investment expenses) on Collections (including funds on deposit in the Cure Accounts) as a result of the investment thereof pursuant to Section 4.02(a).

		"Concentration Account" has the meaning specified in
Section 4.02(a).

		"Concentration Account Bank" shall initially be Bankers Trust Company and has the meaning specified in Section 4.02(a).

		"Confidential Information" means any written information delivered or made available by or on behalf of Zenith (or its Affiliates or Subsidiaries), the Servicer or the Transferor to any Person in connection with or pursuant to this Agreement or the transactions contemplated hereby which is proprietary in nature and clearly marked or identified in writing as being confidential information on the cover page thereof or in any other conspicuous manner, other than information (i) which was publicly known, or otherwise known to such Person (other than from any party to a Transaction Document or any other Person not entitled to disclose the same free of any confidentiality requirements), at the time of disclosure or (ii) which subsequently becomes publicly known through no act or omission by such Person.

		 "Consolidated Tangible Net Worth" means, with respect to any Person, at any time, (i) total consolidated tangible assets of such Person and its subsidiaries, minus (ii) total consolidated liabilities of such Person and its subsidiaries

		"Contract" means an agreement between an Originator and an Obligor, containing terms pursuant to or under which such Obligor shall be obligated to pay from time to time for merchandise, insurance or services (other than royalty payments arising under a license of intellectual property).

		"Controlled Affiliate" means, as to any Person, any other Person that, directly or indirectly, is controlled by such Person. For purposes of this definition, the term "controlled" with respect to a Person means the possession, direct or indirect, of the power either (a) to vote more than 50% of the Voting Stock of such Person or (b) to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

		"Corporate Trust Office" has the meaning specified in
Section 11.16.

		"Credit Agreement" means the Credit Agreement dated as of March 31, 1997 among Zenith, the lenders party thereto, Citibank, N.A. as issuing bank and Citicorp North America, Inc. as agent, as amended, supplemented, modified, restated, replaced or refinanced from time to time.

		"Credit Policy Manual" means those credit and collection policies and practices of the Servicer described in the credit policy and procedures manual, substantially in the form of Exhibit H hereto, in effect on the date hereof relating to Receivables, as the same may be amended or modified from time to time in compliance with Section 3.04(j).

		"Cure Account" with respect to any Series has the meaning specified in the related Supplement, and "Cure Accounts" shall refer to all the Cure Accounts established for outstanding Series in accordance with the terms of the related Supplements.

		"Cure Funds" means Collections which, from time to time, are deposited by the Transferor into a Cure Account.

		"Cure Period" means, if the Transferor has elected to begin depositing Cure Funds into the Cure Accounts, the period beginning on and including a Pool Non-compliance Date and ending on but excluding the earlier of (a) the first date thereafter on which the Net Receivables Balance equals or exceeds the Required Net Receivables Balance and (b) the fifth consecutive Business Day following the occurrence of such Pool Non-- compliance Date.

		"Daily Report" means an Officer's Certificate of the Servicer substantially in the form of Exhibit E hereto.

		"Defaulted Receivable" means a Receivable (i) as to which an Insolvency Event has occurred with respect to the Obligor thereof, (ii) as to which any payment, or part thereof, remains unpaid by the Obligor thereof for 61 (or, after the Report Delivery, 91) days or more from the original due date for such payment (iii) which, consistent with the Credit Policy Manual, would be or has been written off as uncollectible or (iv) which is subject to any dispute, offset, counterclaim or defense whatsoever asserted (except the discharge in bankruptcy of the Obligor thereof).

		"Deposit Date" means each Business Day on which any Collections are deposited in the Concentration Account.

		"Designated Obligor" means, at any time, each Obligor, provided, however, that any Obligor shall cease to be a Designated Obligor upon three Business Days' notice by any Program Agent to the Transferor that such Program Agent has determined, in its reasonable credit judgment, that such Obligor shall not be considered a Designated Obligor.

		"Determination Date" means, with respect to any Distribution Date, the third Business Day preceding such Distribution Date.

		"Determination Date Certificate" means, with respect to any Determination Date and any Series, a report prepared by an officer of the Servicer for such Determination Date as of the end of the most recently completed Statistical Month, substantially in the form set forth in the related Supplement.

		"Diluted Receivable" means that portion (and only that portion) of any Receivable which is reduced or cancelled as a result of (i) any failure by any Originator to deliver any merchandise or provide any services or otherwise to perform under the underlying Contract or invoice,
(ii) any change in the terms of, or cancellation of, a Contract or invoice or any other adjustment by the Servicer which reduces the amount payable by the Obligor on the related Receivable or (iii) any set-off by an Obligor in respect of any claim by such Obligor as to amounts owed by it on the related Receivable; provided that Diluted Receivables are calculated assuming that all chargebacks are resolved in the Obligor's favor and do not include contractual adjustments to the amount payable by an Obligor that are eliminated from the Receivables balance sold to the Trust through a reduction in the Purchase Price for the related Receivable.

		"Discount Amount" means, with respect to any Series, the amount set forth in the related Supplement.

		"Distribution Date" means, with respect to any Collection Period, the twenty-first day of the calendar month immediately following such Collection Period, or, if such day is not a Business Day, the next succeeding Business Day or such other day as set forth in the Supplement for any Series.

		"Early Amortization Event" has the meaning specified in
Section 9.01 and, with respect to any Series, shall also mean any Early Amortization Event specified in the related Supplement.

		"Early Amortization Period" means, with respect to any Series, unless otherwise specified in the related Supplement, the period beginning at the close of business on the Business Day immediately preceding the day on which an Early Amortization Event is deemed to have occurred, and ending upon the Termination Date with respect to such Series.

		"Eligible Institution" means a depository institution organized under the laws of the United States of America or any state thereof, or the District of Columbia (or any domestic branch of a foreign bank authorized under any such laws), (a) whose senior long-term unsecured debt obligations are rated at least (i) if S&P is a Rating Agency, A- or better, and (ii) if Moody's is a Rating Agency, A3 or better, and (b) which is subject to regulation regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b) and (c) which has a combined capital and surplus of at least $500,000,000.

		"Eligible Investments" means book-entry securities entered on the books of the registrar of such securities and held in the name or on behalf of the Trustee, negotiable instruments or securities represented by instruments in bearer or registered form (registered in the name of the Trustee or its nominee) which evidence:

		(a)	readily marketable direct obligations of the
Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the United States;

		(b)	insured demand deposits, time deposits or
certificates of deposit (having original maturities which mature no later than the Business Day prior to the next Distribution Date) of any commercial bank that (i) is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated at the time of the Trust's investment or contractual commitment to invest therein, as described in clause (d), (iii) is organized under the laws of the United States or any state thereof and (iv) has combined capital and surplus of at least $500,000,000;

		(c)	repurchase obligations with a term of not more than
ten days for underlying securities of the types described in clauses
(a) and (b) above entered into with any bank of the type described in clause (b) above;

		(d)	commercial paper (having original maturities of no
more than 270 days) having, at the time of the Trust's investment or contractual commitment to invest therein, the highest short-term rating from each Rating Agency;

		(e)	investments in no-load money market funds having a
rating from each rating agency rating such fund in its highest investment category (including such funds for which the Trustee or any of its Affiliates is investment manager or advisor).

		"Eligible Receivable" means, at any time, each Receivable (or, with respect to clause (b) below, the portion thereof) satisfying the following criteria:

		(a)	as to which the Transferor or the Trust has good and
marketable title thereto free and clear from any and all Liens except Permitted Liens, and which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all the Transferor's right, title and interest therein (and in the proceeds thereof), or the grant of a first priority perfected "security interest" (within the meaning of the UCC of the State of New York and of the jurisdiction the law of which governs the perfection of the interest in such Receivable created hereunder) therein (and in the proceeds thereof);

		(b)	which is not a Defaulted Receivable or the portion
of a Receivable constituting a Diluted Receivable;

		(c)	which arose in the ordinary course of business of any
Originator and is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act, the Obligor of which is primarily liable with respect thereto;

		(d)	which is an "account" and is not evidenced by an
"instrument" or "chattel paper" (in each case within the meaning of Section 9-106 of the UCC of the State of New York and of the jurisdiction the law of which governs the perfection of the interest in such Receivable created hereunder);

		(e)	the transfer of which constitutes a "current
transaction" within the meaning of Section 3(a)(3) of the Act;

		(f)	 which is denominated and payable only in U.S.
Dollars to a location within the United States of America;

		(g)	which arises under a Contract which, together with
such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms
(except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, and except as such enforceability may be limited by general principles of equity, whether considered in a suit at law or in equity) and the full principal amount of which is not subject to any dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of such Obligor);

		(h)	which, together with the Contract related thereto,
was created in compliance with and does not contravene any applicable Requirement of Law and with respect to which no party to the Contract related thereto is in violation of any such Requirement of Law, in each case except where the non-compliance, contravention or violation of which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

		(i)	which satisfies all applicable requirements of the
Credit Policy Manual in all material respects;

		(j)	with respect to which all consents, licenses,
approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable have been duly obtained, effected or given and are in full force and effect, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

		(k)	which is not subject to any provision prohibiting the
transfer or assignment by any Originator of such payment obligation;

		(l)	which, according to the Contract related thereto, is
required to be paid in full within 180 days after the original invoice date therefor;

		(m)	(i) the Obligor of which Receivable is a resident of a
Listed OECD Country, (ii) the Originator to whom such Receivable is owed is entitled to obtain the entire principal balance of such Receivable, upon the due date or default in payment thereof, by drawing under an irrevocable letter of credit in favor of such Originator that has been (A) issued by a commercial bank organized under the laws of the United States of America or any political subdivision thereof (a "US Bank") or any country in Western
Europe that is a member of the OECD (an "OECD Bank") and (B) except for such a letter of credit issued by a US Bank, confirmed by a US Bank or a branch located in the United States of America of an OECD Bank or (iii) the Obligor of which Receivable is a resident of the United States of America or Canada;

		(n)	the Obligor of which is not Zenith, a Subsidiary of
Zenith or a Governmental Authority;

		(o)	the Obligor of which, at the time of the Transfer of
such Receivable to the Trust, is a Designated Obligor;

		(p)	the Obligor of which has been directed to remit
payments with respect thereto to a Lock Box or a Collection
Account; and

		(q)	no more than 20% of the Receivables of the related
Obligor and its Affiliates constitute Defaulted Receivables.

		"Eligible Servicer" means Zenith, Citibank, N.A., the Trustee, the Parent (to the extent requested by the Program Agent), or another entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of trade receivables and has demonstrated the ability to service professionally and competently a portfolio of similar trade receivables with reasonable standards of skill and care, (b) is legally qualified and has the capacity to service the Receivables and (c) has been approved by each Program Agent.

		"Enhancement" means, with respect to any Series, any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement for the benefit of the Holders of such Series.

		"Enhancement Agreement" means any agreement, instrument or document governing the terms of any Enhancement of any Series or pursuant to which any Enhancement of any Series is issued or outstanding, as the same may from time to time be amended, supplemented or otherwise modified.

		"Enhancement Provider" means, for any Series, the Person, if any, identified as such in the applicable Supplement.

		"ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time, any successor statute, and the regulations promulgated and rulings issued thereunder.

		"ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Transferor, or under common control with the Transferor, within the meaning of
Section 414 of the Internal Revenue Code and the regulations promulgated thereunder.

		"Fee Letter" means, for each Series, that certain letter entered into by the Transferor and the Program Agent for such Series regarding fees payable with respect to such Series, as such letter may from time to time be amended, supplemented or otherwise modified.

		"Financial Officer" means, with respect to any Person, the chief financial officer, treasurer, controller or other officer or member of management of such Person with significant responsibility for the financial affairs of such Person.

		"Floating Allocation Percentage" means, with respect to each Series, the floating allocation percentage specified in the related Supplement.

		"GAAP" means United States generally accepted accounting principles.

		"Government Receivable" means a Receivable with respect to which the Obligor is a Governmental Authority.

		"Governmental Authority" means any country or nation, any political subdivision, state or municipality of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of any country or nation or political subdivision thereof.

		"Holder" means an Investor Certificateholder or the Person in whose name the Transferor Certificate is registered in the Certificate Register.

		"Holders' Interest" has the meaning specified in Section
4.01(a).

		"Indebtedness" of any Person, at any time, means without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under any lease of any property which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of such Person, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends,
(h) all Indebtedness of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,
(ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or
(iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (g) above of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

		"Indemnified Amounts" has the meaning specified in Section
7.03.

		"Indemnified Party" has the meaning specified in Section
7.03.

		"Independent Public Accountants" means any of (a) Arthur Andersen & Co., (b) Deloitte & Touche LLP, (c) Coopers & Lybrand, (d) Ernst & Young, (e) KPMG Peat Marwick and (f) Price Waterhouse or any of their respective successors so long as such successor is one of the six largest United States accounting firms; provided that such firm is independent with respect to the Servicer within the meaning of the Act.

		"Initial Invested Amount" means, with respect to any Series and for any date, an amount equal to the initial invested amount specified in the related Supplement.

		"Initial Issuance Date" means, with respect to any Series, the "Closing Date" specified in the related Supplement.

		"Insolvency Event" means, with respect to any Person, any of the following: (i) such Person shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the relief sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or another similar official for, it or for any substantial part of its property) shall be granted; or (ii) such Person shall take any corporate, partnership, trust or similar action to authorize any of the actions set forth in clause (i) above.

		"Intercreditor Agreement" means the agreement among Citicorp North America, Inc. as Program Agent, Zenith Finance
Corporation, a Delaware corporation, as Purchaser and Transferor, Zenith as Borrower (as defined in the Credit Agreement), Originator and Servicer, Zenith Microcircuits as Originator, Bankers Trust Company as Trustee and Citicorp North America, Inc. as Bank Agent (as defined therein), dated as of the date hereof, as the same may from time to time be amended, supplemented or otherwise modified.

		"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

		"Invested Amount" means, with respect to any Series and for any date, an amount equal to the invested amount specified in the related Supplement.

		"Investment Company Act" means the Investment Company Act of 1940, as amended from time to time.

		"Investor Certificate" means any certificate executed by the Transferor and authenticated by or on behalf of the Trustee, in substantially the form attached to the related Supplement, other than the Transferor Certificate.

		"Investor Certificateholder" means the Person in whose name an Investor Certificate is registered in the Certificate Register.

		"Investor Collections" means, with respect to each Series, investor collections for such Series specified in the related Supplement.

		"IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

		"Knowledge" (and the related term "Know") means, with respect to a Person's knowledge, the actual knowledge of a Responsible Official of such Person.

		"Letter of Credit" means the irrevocable letter of credit issued by Citibank, N.A. in substantially the form of Exhibit D to the Certificate Purchase Agreement with respect to Series 1997-1.

		"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever resulting in an encumbrance against real or personal property of a Person, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing.

		"Listed OECD Country" means any country that is a member of the OECD on the date hereof, excluding the following: the United States of America, Canada, The Netherlands, Denmark, Norway, Finland and Sweden.

		"Lock Box" has the meaning specified in Section 4.02(b).

		"Lock Box Letter" has the meaning specified in Section
4.02(b).

		"Loss and Dilution Reserve" means, with respect to any Series, the amount set forth in the related Supplement as the loss and dilution reserve for such Series.

		"Majority in Interest" means the Holders of Certificates evidencing 51% or more of the Aggregate Holders' Interest or, if in respect of any Series, the Holders of Certificates evidencing 51% or more of the aggregate Holders' Interest in such Series or in relation to any Series which has an Enhancement as otherwise specified in the Supplement related to such Series.

		"Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Transferor, Zenith, Zenith and its Subsidiaries taken as a whole or the Parent, (b) the rights and remedies of any Beneficiary under any Transaction Document, (c) the interests of any Beneficiary in the Trust Assets, (d) the collectibility of any Receivable or (e) the ability of the Servicer, the Transferor, Zenith, any Originator or the Parent to perform its obligations under any Transaction Document to which it is or is to be a party.

		"Moody's" means Moody's Investors Service, Inc., or its successor.

		"Multiemployer Plan" means a "multiemployer plan", as defined in Section 4001(a)(3) of ERISA, to which the Transferor or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

		"Multiple Employer Plan" means a "single employer plan", as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Transferor or any ERISA Affiliate and at least one Person other than the Transferor and the ERISA Affiliates or (b) was so maintained and in respect of which the Transferor or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

		"Net Receivables Balance" means at any time the Outstanding Balance of all Receivables then included in the Trust Assets which are then Eligible Receivables (whether or not any such Receivable was an Eligible Receivable when acquired or thereafter) reduced, without duplication, by the sum of (i) the aggregate amount by which the then Outstanding Balance of all such Eligible Receivables of any Obligor and its Affiliates taken together exceeds the sum of (x) the product of (A) the Obligor Concentration Limit, or, if applicable, the Special Obligor Concentration Limit, for such Obligor and (B) the Outstanding Balance of all Receivables included in the Trust Assets plus (y) if applicable, the Special Obligor Concentration Limit Adjustment, (ii) the aggregate amount by which the then Outstanding Balance of all such Eligible Receivables of all Obligors, and their Affiliates, resident in Canada taken together exceeds the product of (A) 10% and (B) the Outstanding Balance of all Receivables included in the Trust Assets, (iii) the aggregate amount by which the then Outstanding Balance of all such Eligible Receivables of all Obligors, and their Affiliates, resident in any Listed OECD Country taken together exceeds the product of (A) 5% and (B) the Outstanding Balance of all Receivables included in the Trust Assets, (iv) the aggregate amount by which the then Outstanding Balance of all such Eligible Receivables of all Obligors, and their Affiliates, resident in any location other than the United States of America and those listed in the immediately preceding clauses (ii) and (iii) taken together exceeds the product of (A) 10% and (B) the Outstanding Balance of all Receivables included in the Trust Assets, (v) the aggregate amount by which the then Outstanding Balance of all Receivables of any Obligor and its Affiliates exceeds $50,000,000 and
(vi) the aggregate amount by which (1) the then Outstanding Balance of Eligible Receivables on which payment is due 90 days or more after the original invoice date therefor taken together minus the Unapplied Cash
Portion exceeds (2) the product of (A) 20% and (B) the Outstanding
Balance of all Receivables included in the Trust Assets.

		"Obligor" means each Person who is obligated to make payments pursuant to a Contract, including any guarantor of such Person's obligations.

		"Obligor Concentration Limit" means, on any date with respect to any Obligor (other than any Obligor subject to a Special Obligor Concentration Limit), 3% or such different percentage as shall be selected by the Transferor and approved by each Program Agent; provided that the Rating Agency Condition shall have first been satisfied with respect to such different percentage, provided further that in the case of an Obligor with any Affiliate that is also an Obligor, the Obligor Concentration Limit shall be applicable as if such Obligor and such Affiliate were one Obligor.

		"OECD" means the Organization for Economic
Cooperation and Development.

		"Officer's Certificate" means, unless otherwise specified in this Agreement, a certificate signed by a Financial Officer of the Transferor, Servicer or any Successor Servicer, or any Responsible Official of the Trustee in the event the Trustee is acting as Successor Servicer, as the case may be, and delivered to the Trustee, each Rating Agency and each Enhancement Provider.

		"Opinion of Counsel" means a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Trustee.

		"Originator" means Zenith, Zenith Microcircuits and any other Person or division of any Person designated from time to time as an Originator pursuant to the terms of Section 2.07 and any Receivables Purchase Agreement.

		"Other Taxes" has the meaning specified in any Supplement or any Certificate Purchase Agreement.

		"Outstanding Balance" of any Receivable or designated class of Receivables at any time shall mean the then outstanding principal balance thereof, whether or not written-off as uncollectible, converted to an "instrument" or transferred to a "suspense" account and whether or not payment thereon has been deferred.

		"Parent" means LG Electronics Inc., a corporation organized under the laws of Korea.

		"Parent Undertaking Agreement" means the agreement between the Parent and the Trustee, dated as of the date hereof, governing the terms and conditions upon which Parent shall undertake the performance of certain nonpayment obligations of each Originator, the Transferor and the Servicer (so long as Zenith or any of its Affiliates is Servicer), as the same may from time to time be amended, supplemented or otherwise modified.

		"Partial Amortization Period" shall mean a period beginning on and including either (i) a Pool Non-compliance Date or (ii) if a Cure Period shall have commenced on such Pool Non-compliance Date and shall not have ended pursuant to clause (a) of the definition of "Cure Period", the fifth Business Day following such Pool Non-compliance Date and ending on but excluding the earlier of (a) the first date thereafter on which the Net Receivables Balance equals or exceeds the Required Net
Receivables Balance and (b) the fifth consecutive Business Day following such beginning.

		"PBGC" means the Pension Benefit Guaranty Corporation
(or any successor).

		"Permitted Liens" means (a) unperfected Liens for taxes, assessments or charges of any governmental authority for amounts not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves or other appropriate provisions are being maintained, (b) statutory Liens of landlords, carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves or other appropriate provisions are being maintained, (c) Liens of a collecting bank under Section 4-208 of the UCC, (d) Liens consisting of any right of offset, or statutory bankers' lien on the Collection Accounts and (e) Liens created under the Transaction Documents and under the Security Documents (as defined in the Credit Agreement), except that Liens of the types described in clauses (a) and (b) above shall be Permitted Liens only until such time as any enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced.

		"Person" means any individual, corporation, trust (including a business trust), partnership, limited liability company, joint venture, association, joint-stock company, unincorporated organization,
Governmental Authority or any other entity.

		"Plan" means a Single Employer Plan or Multiple Employer
Plan.

		"Plan Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of
Section 4043(b) of ERISA are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) or ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Transferor or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Transferor or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under
Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section
4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

		"Pool Non-compliance Date" means any day on which the Net Receivables Balance falls below the Required Net Receivables Balance.

		"Principal Terms" means, with respect to any Series: (a) the name or designation; (b) the initial principal amount (or method for calculating such amount); (c) the Certificate Rate (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating Collections to Investor Certificateholders of such Series; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the issuer and terms of any form of Enhancement with respect thereto; (h) the terms, if any, on which the Investor Certificates of such Series may be exchanged for Investor Certificates of another Series, repurchased or redeemed by the Transferor or remarketed to other investors; (i) the Series Servicing Fee and the Series Trustee's Fee; and (j) the Amortization Date and the Termination Date for such Series.

		"Program Agent" means any Person designated as a program agent in any Supplement.

		"Purchase Price" means, with respect to any Receivable, the purchase price therefor specified in each Receivables Purchase Agreement applicable to such Receivable.

		"Rating Agency" means each such nationally recognized statistical rating organization which has rated any Series of Certificates at the request of the Transferor.

		"Rating Agency Condition" means, with respect to any specified action, that each Rating Agency, upon the written request of the Transferor, the Servicer or the Trustee, shall have notified all of such parties in writing that such action in and of itself will not result in a reduction or withdrawal of the rating of any outstanding Series with respect to which it is a Rating Agency and, in relation to a Series with respect to which an Enhancement is in effect, the Enhancement Provider has given its prior written consent thereto.

		"Receivable" means an account receivable or other indebtedness shown on the records of any Originator as of the Transfer
Date, and as of each date from time to time thereafter, arising from the sale or delivery of merchandise or insurance or providing of services by any Originator (whether constituting an account, contract right, chattel paper, instrument, general intangible or otherwise) and including all monies due or to become due (whether as payment of purchase price, interest, finance charges or otherwise) and all Collections and other amounts received or receivable from time to time with respect to such indebtedness and all proceeds (including all cash collections and all "proceeds" as defined in the UCC of the State of New York and of the jurisdiction the law of which governs the perfection of all rights, titles, interests, remedies, powers and privileges purported to be transferred by or pursuant to this Agreement) thereof, including all amounts on deposit in any Collection Accounts, and "Receivables" shall mean all such Receivables. For the avoidance of doubt, a Receivable does not include royalty payments (or the obligation to make such royalty payments) arising under a license of intellectual property.

		"Receivables Purchase Agreement" means each of the agreements between an Originator, as seller, and the Transferor, as purchaser, which govern terms and conditions upon which the Transferor shall have acquired and shall acquire the Receivables transferred to the Trust, as the same may from time to time be amended, supplemented or otherwise modified.

		"Record Date" means, with respect to any Distribution Date, the last day of the preceding calendar month.

		"Related Security" means with respect to any Transferor Receivable (i) all of the Transferor's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable; (ii) all other Liens and property subject to such Liens from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable; and (iii) all guarantees, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.

		"Removed Originator" has the meaning specified in Section
2.07(b).

		"Report Delivery" shall mean the delivery by Zenith to the Program Agent of a report containing a history of Receivables with respect to which payment is due 91 to 120 days after the original invoice date therefor, covering at least 15 consecutive Statistical Months and otherwise in form and substance satisfactory to the Program Agent.

		"Required Net Receivables Balance" means, as of any day of determination, the sum of (i) the aggregate of the Loss and Dilution Reserves for all outstanding Series, plus (ii) the aggregate of the Yield/Fee Reserves for all outstanding Series plus (iii) the aggregate of all Invested Amounts for all outstanding Series (computed as if reduced by (A) the aggregate amount of Cure Funds held in the Cure Account for each Series and (B) the cumulative amount of funds held at such time in the Concentration Account as all or a portion of the Trust Partial Amortization Amount allocable to each such Series).

		"Requirement of Law" means any law, treaty, rule or regulation, or final determination of an arbitrator or Governmental Authority, and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

		"Responsible Official" means, (i) when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee including any Managing Director, Vice-President, Assistant Vice-President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any matter is referred because of such officer's knowledge of and familiarity with the particular subject, and (ii) when used with respect to the Transferor, the Servicer or Zenith, any President, Vice-President, Assistant Vice-President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer or any other of its officers or employees involved in the day to day operation or supervision of the performance of the Transaction Documents.

		"Revolving Period" means, with respect to any Series, the period specified as such in the related Supplement.

		"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor.

		"Series" means any series of Investor Certificates.

		"Series Account" means any deposit, trust, escrow, reserve or similar account maintained for the benefit of the Investor
Certificateholders of any Series, as specified in any Supplement.

		"Series Allocation Percentage" means, with respect to any Series, the percentage equivalent of a fraction, the numerator of which is the sum of (a) the Invested Amount for such Series (computed as if reduced by (A) the amount of Cure Funds held in the Cure Account for such Series and (B) the cumulative amount of funds held at such time in the Concentration Account allocated to the portion of the Trust Partial Amortization Amount allocable to such Series) plus (b) the Yield/Fee Reserve for such Series, plus (c) the Loss and Dilution Reserve for such Series, and the denominator of which is the aggregate of the amounts specified in clauses (a), (b) and (c) for all outstanding Series.

		"Series Servicing Fee" means, with respect to any Series, the amount of the servicing fee specified in the applicable Supplement.

		"Series Trustee's Fee" means, with respect to any Series, the amount of the Trustee's fee specified in the applicable Supplement.

		"Service Transfer" has the meaning specified in Section
10.01.

		"Servicer" initially means Zenith and, after any Service Transfer, the Successor Servicer.

		"Servicer Default" has the meaning specified in Section
10.01.

		"Servicing Fee" has the meaning specified in Section
3.02(a).

		"Single Employer Plan" means a "single employer plan", as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Transferor or any ERISA Affiliate or (b) was so maintained and in respect of which the Transferor or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

		"Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

		"Special Obligor Concentration Limit" means, on any date, with respect to Sears, Circuit City and Lowes, each as Obligors, 4.5% or such different percentage as shall be selected by the Transferor and approved by each Program Agent; provided that the Rating Agency
Condition shall have first been satisfied with respect to such different percentage; and provided further that in the case of such an Obligor with any Affiliate that is also such an Obligor, the Special Obligor Concentration Limit shall be applicable as if such Obligor and such Affiliate were one Obligor.

		"Special Obligor Concentration Limit Adjustment" means, with respect to Sears, $29,813,480 and, with respect to Circuit City, $27,709,480; provided that in the case of such an Obligor with any Affiliate that is also such an Obligor, the Special Obligor Concentration Limit Adjustment shall be applicable as if such Obligor and such Affiliate were one Obligor.

		"Statistical Month" has the meaning specified in Section 3.04(p), or, absent the identification referred to in such Section, a calendar month.

		"Subordinated Note" means any note issued pursuant to a Receivables Purchase Agreement which evidences a loan for the excess, if any, of the Purchase Price over the actual payment therefor, which loan is deemed to be made by the Originator of the Receivables to the Transferor.

		"Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or
(c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

		"Successor Servicer" has the meaning specified in Section
10.02(a).

		"Supplement" means, with respect to any Series, a supplement to this Agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to
Article VI, and all amendments, supplements and other modifications from time to time to such supplement or this Agreement.

		"Supplemental Certificate" has the meaning specified in
Section 6.08(c).

		"Taxes" has the meaning specified in any Supplement or any Certificate Purchase Agreement.

		"Tax Opinion" means, with respect to any action, an Opinion of Counsel who is not an employee of the Servicer or any Affiliate of the Servicer to the effect that, for Federal income tax purposes and for New York and Illinois (and any other State where substantial servicing activities in respect of Receivables or Trust administration activities are conducted by the Transferor or the Servicer if there is a substantial change from present servicing or administration activities) state income and franchise tax purposes, (a) such action will not adversely affect the characterization of the Investor Certificates of any outstanding Series as debt of the Transferor, (b) such action will not cause a taxable event to any Investor Certificateholder, (c) following such action the Trust should not be treated as an association (or publicly traded partnership) taxable as a corporation, and (d) in the case of the original issuance of Certificates and the issuance of any new Series of Investor Certificates pursuant to Section 6.08, the Investor Certificates should properly be characterized as either debt of the Transferor, or if not debt, as an interest in a partnership and not in an association (or a publicly traded partnership) taxable as a corporation.

		"Termination Date" means, with respect to any Series, the termination date specified in the related Supplement.

		"Termination Event" has the meaning specified in any Receivables Purchase Agreement.

		"Termination Notice" has the meaning specified in Section
10.01.

		"Transaction Documents" means the collective reference to this Agreement, each Supplement, each Certificate, each Receivables Purchase Agreement, each Enhancement Agreement, the Parent
Undertaking Agreement, the Intercreditor Agreement, each Certificate Purchase Agreement, the Letter of Credit, the Zenith Undertaking Agreement and the Fee Letter for each Series and the other agreements and instruments executed or to be executed in connection with any of the foregoing.

		"Transfer" has the meaning specified in Section 2.01(a), it being understood that the date of Transfer of any Receivable or other Trust Asset shall be (i) for each Receivable and Trust Asset in existence on the Transfer Date, the Transfer Date and (ii) for each other Receivable and Trust Asset, the date on which such Receivable or other Trust Asset shall be created or otherwise arise and, in the case of such Receivable, be acquired by the Transferor under the applicable Receivables Purchase Agreement.

		"Transfer Agent and Registrar" has the meaning specified in
Section 6.03(a).

		"Transfer Date" means April 1, 1997, the initial date of Transfer of Receivables into the Trust.

		"Transferor" means Zenith Finance Corporation, a Delaware corporation.

		"Transferor Certificate" means the certificate executed by the Transferor and authenticated by or on behalf of the Trustee, in substantially the form of Exhibit A hereto.

		"Transferor Interest" has the meaning specified in Section
4.01(a).

		"Transferor Percentage" means at any time 100% minus the aggregate of the Floating Allocation Percentages of all outstanding Series at such time.

		"Transferor Receivable" means a Receivable acquired by the Transferor pursuant to a Receivables Purchase Agreement.

		"Transferor's Account" means the special account designated under the account name "Zenith Finance Corporation", under the dominion and control of the Transferor, for deposits by the Servicer pursuant to the applicable Supplement, maintained at Citibank, N.A. in New York, New York or such other account at such other bank, under the dominion and control of the Transferor, as the Transferor may designate for such purpose from time to time.

		"Trust" means the Zenith Trade Receivables Master Trust created by this Agreement, the corpus of which shall consist of the Trust Assets.

		"Trust Assets" has the meaning specified in Section 2.01(a).

		"Trust Invested Amount" means, at any time, the sum of the Invested Amounts for all outstanding Series at such time.

		"Trust Partial Amortization Amount" means, with respect to any date of determination during a Partial Amortization Period, the amount by which the Net Receivables Balance is less than the Required Net Receivables Balance.

		"Trustee" means Bankers Trust Company, a New York banking corporation, not in its individual capacity but solely in its capacity as trustee on behalf of the Trust, or its successor in interest, or any successor trustee appointed as herein provided.

		"Trustee's Account" with respect to each Series, has the meaning specified in the related Supplement.

		"Trustee's Fee" has the meaning specified in Section
11.05(a).

		"UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any applicable or specified jurisdiction.

		"Unapplied Cash Portion" means as of any date that portion of unapplied cash reflected on the books of the Servicer as of such date multiplied by a percentage equal to the percentage of such unapplied cash which over a historical period (acceptable to the Program Agent) was allocated to (i) with respect to clause (vi) of the definition of "Net Receivables Balance", Eligible Receivables on which payment is due 90 days or more after the original invoice date therefor or (ii) with respect to clause (A) of the definition of "Default Ratio" in the Series 1997-1 Supplement, any Defaulted Receivable which remains unpaid by the Obligor thereof for more than 90 (or, after the Report Delivery, 120) days from the original due date for such payment.

		"Undivided Fractional Interest" with respect to each Series has the meaning specified in the related Supplement.

		"U.S. Dollars" means the lawful currency of the United
States of America.

		"Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

		"Yield/Fee Reserve" shall mean, with respect to each Series, the amount set forth in the related Supplement as the yield/fee reserve for such Series.

		"Zenith" means Zenith Electronics Corporation, a Delaware corporation.

		"Zenith Microcircuits" means Zenith Microcircuits
Corporation, a Delaware corporation.

		"Zenith Undertaking Agreement" means the agreement between Zenith and the Trustee, dated as of the date hereof, governing the terms and conditions upon which Zenith shall undertake the performance of all of the obligations of each other Originator, as the same may from time to time be amended, supplemented or otherwise modified.

		SECTION 1.02. Other Definitional Provisions. (a) All accounting terms not defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not completely defined, shall have the respective meanings given to them under GAAP or regulatory accounting principles, as applicable and in effect from time to time. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP or regulatory accounting principles, the definitions contained herein shall control.

		(b)	The words "hereof", "herein" and "hereunder" and
words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation".

		SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" shall mean "to but excluding".


	ARTICLE II

	TRANSFER OF RECEIVABLES

		SECTION 2.01.  Transfer of Receivables.  (a)  By
execution of this Agreement, the Transferor does hereby transfer, assign, set-over and otherwise convey without recourse, except as expressly provided herein (the making of such transfer, assignment, set-over and conveyance being a "Transfer", and so to transfer, assign, set-over and otherwise convey being to "Transfer"), to the Trust for the benefit of the
Beneficiaries:

		(i)	all of the Transferor's right, title and interest in, to
and under all Transferor Receivables existing at the close of business on the Transfer Date and thereafter created from time to time, and conveyed to the Transferor under the Receivables
Purchase Agreements from time to time, until the termination of the
 Revolving Period of the last outstanding Series, and all monies due or to become due and all Collections in respect of such Transferor
Receivables and other amounts received or receivable from time to time with respect to such Transferor Receivables and all proceeds
(including "proceeds" as defined in the UCC of the State of New
York and of the jurisdiction the law of which governs the perfection of the interest in the Transferor Receivables transferred hereunder) thereof;

		(ii)	all of the Transferor's rights, remedies, powers and
privileges under the Receivables Purchase Agreements existing at the close of business on the Transfer Date and thereafter created from time to time; and

		(iii)	all of the Transferor's right, title and interest in, to
and under the Related Security.

Such property described in the preceding sentence, together with all monies from time to time on deposit in, and all Eligible Investments and other securities, instruments and other investments purchased from funds on deposit in, the Concentration Account, the Collection Accounts and any Series Account, and any Enhancement issued with respect to any Series
(the drawing on or payment of such Enhancement not being available to Holders of any other Series) and all of the Transferor's rights, remedies, powers, and privileges under the Receivables Purchase Agreements shall constitute the assets of the Trust (collectively the "Trust Assets").

		The foregoing Transfer does not constitute and is not intended to result in an assumption by the Trust, the Trustee or any Holder of any obligation of the Servicer, Zenith, the Transferor or any other Person in connection with the Receivables or under any Receivables
Purchase Agreement or under any agreement or instrument relating thereto, including any obligation to any Obligor. The foregoing Transfer to the Trust is and shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such Transfer shall be construed accordingly.

		The Trustee shall be under no obligation whatsoever to file any such financing statements, documents, amendments, assignments or continuation statements or to make any other filing under the UCC in connection with such Transfer or to monitor the status of the perfection evidenced by such filings.

		(b)	The Trustee agrees to use its best efforts, and shall
cause its agents or representatives to use their best efforts, to hold in confidence all Confidential Information; provided that nothing herein shall prevent the Trustee from delivering copies of any financial statements and other documents constituting Confidential Information, or disclosing any other Confidential Information, (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Trustee, (ii) as required in the performance of the Trustee's duties hereunder, (iii) as required in enforcing the rights of the Holders hereunder, (iv) to each Enhancement Provider,
(v) as provided in any Supplement or (vi) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed and each such recipient agrees to be bound by the terms of this Section. The Trustee will allow the Transferor to inspect the Trustee's security and confidentiality arrangements upon prior written notice from time to time during normal business hours and agrees to provide reasonable advance notice to the Transferor of any permitted disclosure. The Trustee shall provide reasonable prior written notice to the Transferor whenever any disclosure not otherwise permitted by this Section 2.01(b) is to be made.

		SECTION 2.02.  Acceptance by Trustee.  (a)  There is
hereby created the Zenith Trade Receivables Master Trust. The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest in and to the Trust Assets now existing and hereafter created and transferred to the Trust pursuant to Section 2.01 and the Trustee declares that it shall maintain such right, title and interest upon the trust herein set forth for the benefit of all Beneficiaries.

		(b)	The Trustee shall have no power to create, assume
or incur indebtedness or other liabilities in the name of the Trust or to transfer or place Liens on Trust Assets other than as contemplated in this Agreement.

		(c)	The Trustee is hereby authorized and directed to
execute and deliver to the other parties thereto each Transaction Document to which the Trustee is a party.

		SECTION 2.03. Representations and Warranties of the Transferor Relating to the Transferor. The Transferor hereby represents and warrants to the Trustee for the benefit of the Trust (i) as of the date hereof, (ii) by accepting on the Transfer Date the proceeds of such Transfer, as of the Transfer Date, (iii) with respect to any Series, as of the date of the related Supplement and the related Initial Issuance Date, and
(iv) by accepting on each date during the Revolving Period for any Series the proceeds of each Transfer of Receivables, as of such date, that:

		(a)	Due Organization, Qualification and Authorization.
The Transferor (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material
Adverse Effect

		(b)	Corporate Powers and No Conflicts.  The execution,
delivery and performance by the Transferor of the Transaction
Documents to which it is or is to be a party, the consummation of the transactions contemplated hereby and the making of each Transfer, are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, and do not
(i) contravene the Transferor's charter or bylaws, (ii) violate any Requirement of Law, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Transferor or any of its properties or (iv) except for the Liens created under the Transaction Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Transferor. The Transferor is not in violation of any Requirement of Law or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could have a Material Adverse Effect.

		(c)	Government Authorization and Approval.  No
authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery or performance by the Transferor of any of the Transaction
Documents to which it is or is to be a party, any Transfer or the consummation of the other transactions contemplated hereby or thereby, (ii) the grant by the Transferor of the Liens granted by it pursuant to the Transaction Documents, (iii) the perfection or maintenance of the Liens created by the Transaction Documents (including the first priority nature thereof) or (iv) the exercise by the Trustee of its rights under the Transaction Documents or the remedies granted under the Transaction Documents, except for (A) the financing statements and other documents required to have been filed on or prior to the Transfer Date pursuant to Section 2.05(i), all of which have already been duly filed and are in full force and effect, (B) the filing from time to time of any amendments, assignments, continuation statements or other documents which may become required pursuant to Section 2.05(i) and (C) any properly completed and executed UCC-3 termination statements which shall have been delivered to the Program Agent on or before the Transfer Date.

		(d)	Enforceability.  Each Transaction Document to
which the Transferor is or is to be a party constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as such enforceability may be limited by general principles of equity, whether considered in a suit at law or in equity). Each Transaction Document is in full force and effect, and is not subject, as to the Transferor, to any specific dispute, offset, counterclaim or defense of the Transferor.

		(e)	No Litigation.  There is no action, suit,
investigation, litigation or proceeding affecting the Transferor, pending or threatened before any Governmental Authority or arbitrator that (i) could have a Material Adverse Effect or
(ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated hereby.

		(f)	Liens on Properties.  Except for Permitted Liens,
and except for Liens that will be terminated prior to the Transfer
Date, there are no Liens of any nature whatsoever on any Receivable. The Transferor is not a party to any contract, agreement, lease or instrument (other than this Agreement or as contemplated by this Agreement) the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of any Lien on any Receivable, or otherwise result in a violation of this Agreement.

		(g)	Contractual Obligations.  (i) The Transferor is not a
party to any indenture, loan or credit agreement or any lease or other agreement or instrument, or subject to any Requirement of Law, that would have an adverse effect on the ability of the Transferor to carry out its obligations under this Agreement or any Transaction Documents to which it is a party, and (ii) neither the Transferor nor, to the best Knowledge of the Transferor, any other party is in default in any respect under or with respect to the Receivables Purchase Agreements or any other contract, agreement, lease or instrument to which the Transferor is a party.

		(h)	Investment Company Act.  The Transferor is not an
"investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, or a company controlled by, an "investment company", within the meaning of and as such terms are defined in the Investment Company Act.

		(i)	Locations.  The chief place of business and chief
executive office of the Transferor, and the office where the Transferor keeps the originals of its books, records and documents regarding the Receivables and the other Trust Assets of the Transferor are located at the address of the Transferor specified in
Section 13.03. The Transferor maintains no other business locations.

		(j)	Tradenames.  The legal name of the Transferor is as
set forth on the signature page of this Agreement and the Transferor has no tradenames, fictitious names, assumed names or "doing business as" names.

		(k)	Subsidiaries.  The Transferor has no Subsidiaries.

		(l)	Accuracy of Information.  Each certificate,
information, exhibit, financial statement, document, book, record or report furnished by a Responsible Official of the Transferor to the Trustee, any Enhancement Provider or the Servicer in connection with this Agreement is accurate in all material respects as of its date and no such document contains any misstatement of material fact.

		(m)	Solvency.  The Transferor is Solvent and will be
Solvent after giving effect to the transactions contemplated by the Transaction Documents.

		(n)	Compliance.  The Transferor has complied, and will
comply on each Initial Issuance Date, with each Requirement of Law with respect to all Receivables transferred to the Trust hereunder and the Contracts related thereto and with respect to its business or properties, in each case except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

		(o)	Taxes.  The Transferor has filed all tax returns
(federal, state and local) which it reasonably believes are required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from the Transferor or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings as to which adequate reserves are being maintained and no Lien with respect thereto has attached to its property and become enforceable against its other creditors. The Transferor knows of no reasonable basis for any additional tax assessment for any year for which adequate reserves have not been established.

		(p)	Use of Proceeds.  No proceeds of the issuance of
any Certificate will be used by the Transferor to acquire any security in a transaction that is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, or to purchase or carry any margin security in violation of any applicable law or regulation.

		(q)	Collection Accounts.  The Collection Account
Banks are the only institutions holding Collection Accounts for the receipt of payments from Lock Boxes in respect of Receivables (subject to such changes as may be made from time to time in accordance with Section 4.02(b)), and all Obligors, and only such Obligors, have been instructed or, upon the creation of Receivables, will be instructed to make payments only to Collection Accounts and such instructions have not been modified or revoked by the Transferor and such instructions that have been given are in full force and effect.

		(r)	Early Amortization Event.  As of the Initial Issuance
Date for any Series, no event or condition has occurred and is continuing that is, or with the giving of notice, the passage of time or both would constitute, an Early Amortization Event.

		(s)	ERISA.  No Plan has any accumulated funding
deficiency, as defined in Section 302(a) of ERISA, whether or not waived. The Transferor and each ERISA Affiliate has timely made all contributions required to be made by it to any Plan, except where a failure to contribute could not reasonably be expected to give rise to a Lien under Section 302(f) of ERISA. No Plan Event with respect to any Plan has occurred or could reasonably be expected to occur that could result, directly or indirectly, in any Lien being imposed on the property of the Transferor. Neither the Transferor nor any ERISA Affiliate has incurred, or could reasonably be expected to incur, withdrawal liability to, or liability in connection with, the reorganization, termination or insolvency of any Multiemployer Plan which liability could reasonably be expected to have a Material Adverse Effect.

		(t)	Fraudulent Conveyance.  The Transferor is not
entering into the transactions contemplated hereby with the intent of hindering, delaying or defrauding any creditor.

		(u)	Limited Purpose.  The Transferor engages in no
activities other than those contemplated by the Transaction
Documents.

		(v)	Certificates.	Each Certificate, when executed and
authenticated by the Trustee in accordance with the terms of
Section 6.01 and delivered to and paid for by the Investor
Certificateholder pursuant to the related Supplement, will be validly issued and outstanding and entitled to the benefits of this Agreement and the related Supplement.

		The representations and warranties set forth in this Section
2.03 shall survive the Transfer of the Receivables to the Trust and the issuance of the Certificates, and shall cease and be of no effect upon the indefeasible repayment in full of the Invested Amount of the last outstanding Series and all other obligations of the Transferor hereunder. Upon discovery by the Transferor, the Servicer or a Responsible Official of the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties and to any Enhancement Provider. The
Trustee's obligations in respect of any such breach are limited as provided in Section 11.02(g).

		SECTION 2.04. Representations and Warranties of the Transferor Relating to the Trust Assets. The Transferor hereby represents and warrants to the Trustee for the benefit of the Trust (i) as of the date hereof, (ii) by accepting on the Transfer Date the proceeds of such Transfer, as of the Transfer Date and (iii) except for the representation and warranty contained in subparagraph (i), by accepting on each date during the Revolving Period for any Series the proceeds of each Transfer of Receivables, as of such date, that:

		(a)	Valid Transfer.  Each of the Receivables Purchase
Agreements creates a valid sale, transfer and assignment to the Transferor of, and, subject to the interest of the Trust hereunder, the Transferor is the legal and beneficial owner of, all right, title and interest of the Originators in and to the Receivables and Related Security now existing and hereafter created during each Revolving
Period and the proceeds thereof.  This Agreement constitutes either
(i) a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created and purchased by the Transferor pursuant to the Receivables Purchase Agreements, and in and to all other Trust
Assets and the proceeds thereof and such funds as are deposited pursuant to this Agreement from time to time in the Concentration Account, the Collection Accounts and any Series Account, or (ii) a valid grant to the Trust of a first priority perfected security interest in all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created and purchased by the Transferor pursuant to the Receivables Purchase Agreements, and in and to all other Trust Assets and the proceeds thereof which, in the case of existing Receivables and the other existing Trust
Assets and the proceeds thereof, is enforceable by the Trustee upon execution and delivery of this Agreement, and which, in the case of the Receivables and all other Trust Assets hereafter created and the proceeds thereof, will be enforceable by the Trustee upon such creation. Upon the filing of the appropriate financing statements, the Trust shall have a first priority perfected ownership or security interest in those Trust Assets and the proceeds thereof in which a security interest may be perfected by filing appropriate financing statements. The Transferor has caused the Servicer to clearly and unambiguously mark all its computer records and all its microfiche storage files, if any, in a manner reasonably calculated to indicate the Trust's interest in the Trust Assets and shall cause the Servicer to maintain such records in a manner such that the Trust's perfected first priority interest in the Receivables shall not be adversely affected.

		(b)	No Claim or Interest.  Except for Permitted Liens
and as otherwise provided in this Agreement or any applicable
Supplement, neither the Transferor nor any Person claiming through or under the Transferor has any claim to or interest in the Concentration Account, the Collection Accounts or any Series
Account. Each Receivable and the Collections with respect thereto and all other Trust Assets have been or will be transferred to the Trust free and clear of any Lien or interest of any other Person
(other than Permitted Liens and disputes with Obligors in the ordinary course of business or in connection with an Insolvency
Event of the related Obligor) not holding through the Trust.

		(c)	Outstanding Balance; Net Receivables Balance.  As
of the Initial Issuance Date for any Series, the Net Receivables
Balance is at least equal to the Required Net Receivables Balance.

		(d)	Eligibility.  (i) Each Receivable was purchased in
accordance with the terms of a Receivables Purchase Agreement and (ii) each Receivable that was classified as an "Eligible
Receivable" by the Transferor in any document or report delivered hereunder satisfied, at the time of such classification, the requirements of eligibility contained in the definition of Eligible Receivable except where, after giving effect to all improper classifications, no Pool Non-compliance Date shall have occurred.

		(e)	Investment Company Act, Etc.  Each Transfer of
Receivables to the Trust hereunder constitutes a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of
Section 3(c)(5) of the Investment Company Act. The acquisition by the Trust of each Receivable constitutes a "current transaction" within the meaning of Section 3(a)(3) of the Act.

		(f)	Collection Accounts and Lock Boxes.  The
Collection Account Banks are the only institutions holding Collection Accounts for the receipt of payments from Lock Boxes in respect of Receivables and all Obligors, and only such Obligors, have been instructed or, upon the creation of Receivables owed by them, will be instructed to make payments only to Collection Accounts and Lock Boxes and such instructions have not been modified or revoked by the Transferor and such instructions that have been given are in full force and effect.

		(g)	No Rescission.  No Contract giving rise to any
Receivable transferred hereunder has been amended, satisfied, subordinated or rescinded, except as disclosed in writing to the Trustee on or before the Transfer of such Receivable or as otherwise permitted hereunder. Subsequent to such transfer no such Receivable has, except as permitted hereunder, been compromised, adjusted, extended, satisfied, subordinated, rescinded or modified.

		(h)	No Payment.  The Transferor has no Knowledge of
any fact which would lead it to reasonably expect that, when billed, any Receivable transferred hereunder would not be paid in accordance with its terms when due.

		(i)	Offering of Certificates.  Neither the Transferor nor
any agent acting on its behalf has, directly or indirectly, offered any Certificate or any similar security of the Transferor for sale to, or solicited any offer to buy any Certificate or any similar security of the Transferor from, or otherwise approached or negotiated with respect thereto, with any Person which, and neither the Transferor nor any agent acting on its behalf has taken or will take any action which, would subject the issuance or sale of any Certificate to the provisions of Section 5 of the Act or to the qualification provisions of any securities or blue sky law of any applicable jurisdiction.

		The representations and warranties set forth in this Section
2.04 shall survive the Transfer of the Receivables to the Trust and the issuance of the Certificates, and shall cease and be of no effect upon the indefeasible repayment in full of the Invested Amount of the last outstanding Series and all other obligations of the Transferor hereunder. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties and to each Enhancement Provider, if any. The Trustee's obligations in respect of any such breach are limited as provided in
Section 11.02(g).

		SECTION 2.05. Affirmative Covenants of the Transferor. The Transferor hereby covenants and agrees that, until termination of the
Trust:

		(a)	Compliance with Law.  The Transferor shall duly
satisfy all obligations on its part to be fulfilled under or in connection with the Receivables, will maintain in effect all qualifications required under Requirements of Law in order to properly purchase and convey the Receivables and other Trust
Assets to the Trust and will comply in all respects with all Requirements of Law applicable to the Transferor, its business and properties and the Trust Assets, in each case where the failure to do so would, individually or in the aggregate, have a Material Adverse Effect.

		(b)	Preservation of Legal Existence.  The Transferor
will preserve and maintain its existence, legal structure, legal name, and, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material
Adverse Effect, its rights (charter and statutory), franchises, permits, licenses, approvals and privileges in the jurisdiction of its formation, and qualify and remain qualified in each jurisdiction where the failure to maintain such qualification could have a Material Adverse Effect.

		(c)	Keeping of Records and Books of Account.  The
Transferor will (i) keep proper books of record and account, which shall be maintained or caused to be maintained by the Transferor and shall be separate and apart from those of any Affiliate of the Transferor, in which full and correct entries shall be made of all financial transactions and the assets and business of the Transferor in accordance with GAAP consistently applied, (ii) maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof) and (iii) keep and maintain all documents, books, records and other information necessary or reasonably advisable for the collection of all Receivables (including records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable).

		The Transferor shall provide to the Trustee access to the documentation regarding the Receivables in such cases where the Trustee requires such access in connection with the enforcement of the rights of Holders or is required by applicable statutes or regulations to review such documentation, such access being afforded without charge and at the sole cost of the Transferor but only (i) upon reasonable written request, (ii) during normal business hours, (iii) subject to the Transferor's normal security and confidentiality procedures and (iv) at reasonably accessible offices in the continental United States designated by the Transferor.

		(d)	Maintenance of Separate Directors.  The Transferor
will maintain at least two independent directors who are not officers, directors, shareholders or employees of (i) Zenith or the Transferor or (ii) any Affiliate of Zenith or the Transferor, or a parent, child, spouse or sibling of any such Person; provided, however, that if either such independent director dies or resigns, the Transferor shall have 30 Business Days to replace that Person with another independent director. The Transferor will not, without the consent of the two independent directors, so long as there shall not have elapsed one year and one day after the termination of the Trust, institute against the Trust or the Transferor any proceeding of the type referred to in the definition of "Insolvency Event".

		(e)	Payment of Taxes, Etc.  The Transferor will pay
promptly when due all taxes, assessments and governmental charges or levies imposed upon it or any Trust Asset, or in respect of its income or profits therefrom, and any and all claims of any kind, except that no such amount need be paid if (i) such nonpayment could not reasonably be expected to subject any Beneficiary to civil or criminal penalty or liability or involve any risk of the sale, forfeiture or loss of any of the property, rights or interests covered under any Transaction Document and (ii) the charge or levy is being contested in good faith through appropriate proceedings as to which adequate reserves are being maintained and no Lien with respect thereto has attached to its property and become enforceable against its creditors.

		(f)	Reporting Requirements.  The Transferor will:

			(i)	within one Business Day after a Responsible
Official of the Transferor obtains knowledge of the occurrence of any Early Amortization Event, the commencement of a Partial Amortization Period or Cure
Period or any event which, with the giving of notice or lapse of time or both, would constitute an Early Amortization
Event, notify the Trustee and the Parent of such occurrence;

			(ii)	as soon as possible and in any event (A)
within three Business Days after a Responsible Official of the Transferor obtains knowledge of the occurrence of any Early Amortization Event, the commencement of a Partial
Amortization Period or Cure Period, or any event which, with the giving of notice or lapse of time or both, would constitute an Early Amortization Event, furnish to the Trustee, each Rating Agency and each Enhancement
Provider the written statement of a Financial Officer of the Transferor setting forth details of such Early Amortization
Event, the commencement of such Partial Amortization
Period or Cure Period or such event and the action which the Transferor has taken and proposes to take with respect thereto, and (B) within three Business Days after a Responsible Official of the Transferor makes a determination that any other event, development or information is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, give written notice thereof to the Trustee, the Parent, each Rating
Agency and each Enhancement Provider;

			(iii)	promptly, from time to time, furnish to the
Trustee such other information, documents, records or reports regarding the Receivables, the other Trust Assets or the condition or operations, financial or otherwise, of the Transferor as the Trustee may from time to time reasonably request;

			(iv)	within thirty (30) (or, after the last Statistical
Month in each calendar year, forty-five (45)) days after the end of each Statistical Month in each calendar year, deliver to the Trustee, each Rating Agency and each Enhancement
Provider the balance sheet of the Transferor as at the end of such period and the related statement of income and cash flow of the Transferor for such Statistical Month and for the period from the beginning of the then current calendar year to the end of such Statistical Month, and for the corresponding period during the previous calendar year, and a comparison of the statement of the year to date earnings and cash flow to the corresponding statement for the corresponding period from the previous calendar year, if applicable, certified by a Financial Officer of the Transferor as fairly presenting the financial position of the Transferor as at the date indicated and the results of its operations and cash flow for the period indicated in accordance with GAAP, subject to normal year end adjustments;

			(v)	within ninety (90) days after the end of each
calendar year deliver to the Trustee and each Rating Agency audited financial statements of the Transferor, including therein a balance sheet of the Transferor as at the end of such calendar year and statements of income and cash flow of the Transferor for each calendar year, reported on by Independent Public Accountants and accompanied by their related audit letter, which report and letter shall be unqualified as to scope (or, if qualified, only as to non-material matters) and shall state that such financial statements fairly present the financial position of the Transferor as at the dates indicated in conformity with GAAP applied on a basis consistent with prior years, if applicable (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements), and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards; and

			(vi)	as soon as possible and in any event within
30 days after a Responsible Official of the Transferor obtains Knowledge that one of the following events has occurred or is reasonably expected to occur: (i) the occurrence of any Plan Event with respect to any Plan or (ii) the withdrawal by the Transferor or any of its ERISA
Affiliates from, or the termination, reorganization or insolvency of, any Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect.

		(g)	Receivables Purchase Agreements.  The Transferor
will at its expense timely perform and comply with all provisions, covenants and other promises required to be observed by it under the Receivables Purchase Agreements, maintain the Receivables
Purchase Agreements in full force and effect, enforce its rights under the Receivables Purchase Agreements substantially in accordance with the terms thereof and comply with its obligations under all contracts and invoices giving rise to Receivables. The Transferor shall, within one Business Day after a Responsible
Official obtains knowledge of the occurrence of any Termination
Event or any event which, with the giving of notice or lapse of time or both, would constitute a Termination Event, notify the Trustee in writing of such occurrence. The Transferor shall promptly furnish to the Trustee copies of any notices, reports or certificates given or delivered to the Transferor under the Receivables Purchase
Agreements.

		(h)	UCC Opinion.  The Transferor shall deliver to the
Trustee within 90 days after the end of each calendar year, beginning with the calendar year ending on or about December 31, 1998, an Opinion of Counsel to the Transferor (who may be counsel employed by an Affiliate of the Transferor), dated as of a date during such 90-day period, substantially to the effect that, in the opinion of such counsel, either (A) such action has been taken as is necessary to continue the perfection of the interests of the Trustee in and to the Receivables conveyed hereby and the other
Trust Assets conveyed hereunder (to the same extent as such interest was perfected on the Transfer Date with respect to the Receivables and other Trust Assets then owned by the Transferor) and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given or (B) no such action is necessary to continue the perfection of such interests.

		(i)	Further Assurances.  (A)  The Transferor agrees that
from time to time, at its own expense, the Transferor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Trustee may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Receivable and the Trust Assets. Without limiting the generality of the foregoing, the Transferor will: (i) mark its master data processing and computer records in a manner reasonably calculated to indicate that the Trust Assets have been sold, in the case of any Originator, to the Transferor in accordance with the Receivables Purchase
Agreements and have been transferred, in the case of the Transferor, to the Trust in accordance with the Transaction
Documents for the benefit of the Beneficiaries; (ii) if any Trust
Assets shall be evidenced by a promissory note, other instrument or chattel paper, deliver and pledge to the Trustee hereunder such note, instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Trustee; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Trustee may reasonably request, in order to perfect and preserve the valid and perfected first priority ownership or security interest granted or purported to be granted under any Transaction
Document.

		(B)	The Transferor hereby authorizes the Trustee to file
one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Trust Assets without the signature of the Transferor where permitted by law. A photocopy or other reproduction of any Transaction Document or any financing statement covering the Trust Assets or any part thereof shall be sufficient as a financing statement where permitted by law.

		(C)	The Transferor will furnish to the Trustee from time
to time statements and schedules further identifying and describing the Trust Assets and such other reports in connection with the Trust Assets as the Trustee may reasonably request, all in reasonable detail.

		(D)	The Transferor shall, from time to time, execute and
deliver to the Obligors any bills, statements and letters or other writings necessary to carry out the terms and provisions of any Transaction Document and to facilitate the collection of the Receivables in a manner consistent with the Credit Policy Manual.

		SECTION 2.06.  Negative Covenants of the Transferor.
The Transferor hereby further covenants that, unless it shall have received the written consent of a Majority in Interest of each outstanding Series and the Rating Agency Condition shall have been satisfied, until termination of the Trust:

		(a)	No Liens.  Except for Permitted Liens and the
Transfer hereunder the Transferor will not sell, pledge, assign or transfer any Receivable or any interest therein or any other Trust Asset to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Trust Asset or any other property or asset of the Transferor (other than the Transferor Certificate, any Supplemental Certificate and funds deposited to the Transferor's Account pursuant to the applicable Supplement or the Transferor Certificate), whether now existing or hereafter created, or any interest therein, and the Transferor shall defend the right, title and interest of the Trust in and to the Trust Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor.

		(b)	Activities of the Transferor.  The Transferor will not
engage in, enter into or be a party to any business, activity or transaction of any kind other than the businesses, activities and transactions contemplated and authorized for it by the Transaction
Documents or incidental to its ability to carry out its obligations under such agreements.

		(c)	Indebtedness.  Except for the Subordinated Notes,
the Transferor will not create, incur or assume any Indebtedness
(other than Indebtedness related to operating expenses incurred in the performance of or incidental to its obligations under this Agreement which shall not exceed $150,000 per annum) or sell or transfer any Receivable to a trust or other Person which issues securities in respect of any such Receivables, other than as contemplated by the Transaction Documents.

		(d)	Guarantees.  Except as provided herein, the
Transferor will not become or remain liable, directly or indirectly, in connection with any Indebtedness or other liability of any other
Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise.

		 (e)	Investments.  The Transferor will not make or suffer
to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any of its Affiliates or any other Person except for (i) purchases of Receivables pursuant to the terms of the Receivables Purchase
Agreements, (ii) investments in Eligible Investments in accordance with the terms of this Agreement and (iii) holding the Transferor
Certificate.

		(f)	Extension or Amendment of Receivables.  Except
for consents or failures to object by the Transferor to actions of the Servicer permitted by Section 3.01(c), the Transferor will not extend, amend or otherwise modify (or consent or fail to object to any such extension, amendment or modification by the Servicer), the terms of any Receivable, or amend, modify or waive (or consent or fail to object to any such amendment, modification or waiver by the Servicer) any payment term or condition of any invoice related thereto (other than as provided in the Credit Policy Manual). The Transferor will not rescind or cancel, or permit the rescission or cancellation of, any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority.

		(g)	Change in Legal Name.  The Transferor will not
(i) make any change to its legal name, identity or business structure in any manner or chief executive office (including the address thereof) or use any trade names, fictitious names, assumed names or "doing business as" names or (ii) change its jurisdiction of organization unless, prior to the effective date of any such name change, change in chief executive office, use or change of jurisdiction, the Transferor delivers to the Trustee (A) written notice of such change at least 30 days prior to the effective date thereof, (B) such financing statements (Forms UCC-1 and UCC-3) executed by the Transferor required to reflect such name change, change in chief executive office, use or change of jurisdiction, together with such other documents and instruments required in connection therewith to maintain the continued perfection of the interests of the Trustee in the Trust Assets and (C) prior to the effective date thereof, an Opinion of Counsel, in form and substance satisfactory to the Trustee, as to the Transferor's due organization, valid existence and good standing and the continued perfection of the interests of the Trustee in and to the Receivables and other Trust Assets conveyed hereby (to the same extent as such interest was perfected on the Transfer Date with respect to the Receivables then owned by the Transferor). Furthermore, the Transferor shall give 30 days prior written notice to the Trustee of any change in the location of the office where it keeps the books, records and documents regarding the Receivables and the other
Trust Assets from the address of the Transferor referred to in
Section 13.03.

		(h)	Receivables Purchase Agreements.  The Transferor
will not (i) cancel or terminate the Receivables Purchase
Agreements or consent to or accept any cancellation or termination thereof, (ii) amend or otherwise modify any term or condition of the Receivables Purchase Agreements or give any consent, waiver or approval thereunder, (iii) waive any default under or breach of the Receivables Purchase Agreements or (iv) take any other action under the Receivables Purchase Agreements not contemplated or required by the terms thereof.

		(i)	Organization.  The Transferor will not amend any
provision of its certificate of incorporation or bylaws relating to or affecting (i) voting rights of, actions by, appointment of, criteria for or qualifications of any independent director or (ii) the requirement that the Transferor maintain at all times two independent directors, including Articles Third, Fifth, Seventh, Tenth, Eleventh, Twelfth and Thirteenth of such certificate of incorporation, and Sections 1, 7 and 10 of Article III and Section 1 of Article VII of such bylaws.

		(j)	Maintenance of Separate Existence.  The Transferor
will not (i) fail to do all things necessary to maintain its existence as a corporation separate and apart from the Servicer, Zenith, any Affiliate of Zenith, and any Affiliate of the Transferor including conducting business correspondence in its own name and maintaining appropriate and separate books, records and financial statements; (ii) except as provided under any Transaction
Document, suffer any limitation on the authority of its own directors and officers to conduct its business and affairs in accordance with their independent business judgment, or authorize or suffer any Person other than its own directors and officers to act on its behalf with respect to matters (other than matters customarily delegated to others under powers of attorney) for which a corporation's own directors and officers would customarily be responsible; (iii) fail to (A) maintain or cause to be maintained by an agent of the Transferor under the Transferor's control physical possession of all its books and records, (B) maintain capitalization adequate for the conduct of its business, (C) account for and manage its liabilities separately from those of any other Person, including payment of all payroll and other administrative expenses and taxes from its own assets, (D) segregate and identify separately all of its money and assets from those of any other Person
(including, but not limited to, maintaining separate bank accounts in its own name), and (E) maintain offices through which its business is conducted separate from those of the Servicer, Zenith, any Affiliate of Zenith and any Affiliate of the Transferor (which offices may be leased or sub-leased from any such Person, provided that, to the extent that the Transferor and any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs and expenses among them, and each such entity shall bear its fair share of such costs and expenses and each such office shall be conspicuously identified as the office of such entity); (iv) commingle its money or other assets with those of the Servicer, Zenith, any Affiliate of Zenith or any Affiliate of the Transferor, or use its funds for other than the Transferor's uses;
(v) fail to (A) maintain its books, financial statements, accounting records and other business documents and records separate from those of the Servicer, Zenith and each other Person, (B) act solely in its legal name and through its own authorized officers and agents, (C) make investments directly or by brokers engaged and paid by the Transferor or its agents (provided that if any such agent is an Affiliate of the Transferor it shall be compensated at a fair market rate for its services), (D) separately manage its liabilities from those of the Servicer, Zenith or any Affiliate of Zenith and pay its own liabilities, including all administrative expenses, from its own separate assets (provided that, to the extent the employees of the Transferor participate in pension, insurance and other benefit plans of Zenith or any Affiliate thereof, the Transferor will reimburse Zenith or such Affiliate, as the case may be, for an appropriate share of the costs thereof), (E) pay from its assets all obligations and indebtedness of any kind incurred by it and
(F) abide by all corporate legal formalities, including the maintenance of current corporate records; (vi) assume the liabilities of the Servicer, Zenith or any Affiliate of Zenith; (vii) guarantee the liabilities of the Servicer, Zenith or any Affiliate of Zenith; (viii) be involved in the day-to-day management of the Servicer or Zenith;
(ix) act as agent of the Servicer, Zenith or any Affiliate of Zenith or allow the Servicer, Zenith or any Affiliate of Zenith to act as its agent (other than as Servicer hereunder or pursuant to a contract on terms no less favorable to the Transferor than it would have obtained in a similar contract with a Person not an Affiliate of the Transferor); (x) make any advances to the Servicer, Zenith or any Affiliate of Zenith; (xi) have insufficient officers and personnel to conduct its business and operations; (xii) enter into business transactions with any of its Affiliates unless the terms are not more or less favorable to the Transferor than terms and conditions available at the time to the Transferor for comparable transactions with unaffiliated persons and a majority of the board of directors of the Transferor including each director who is an independent director approve the transaction; (xiii) if the Transferor is included within the consolidated financial statements of Zenith or any Affiliate thereof, fail to disclose in a note in the financial reports required to be delivered quarterly and annually the existence of the Transferor as a separate legal entity and the participation of the Transferor in the transactions contemplated by the Transaction
Documents; (xiv) fail to establish investment guidelines and criteria by a majority of the board of directors including at least two directors who are independent directors; or (xv) conduct its affairs in a manner at any time inconsistent with the assumptions set forth in the opinions delivered pursuant to Article IV of each Certificate Purchase Agreement.

		(k)	Ownership; Merger.  The Transferor will not (i) sell
any shares of any class of its capital stock to any Person (other than Zenith or any of its Affiliates that are Subsidiaries of Zenith), or enter into any transaction of merger or consolidation, or convey or otherwise dispose of all or substantially all of its assets (except as contemplated herein), or (ii) terminate, liquidate or dissolve itself
(or suffer any termination, liquidation or dissolution), or (iii) acquire or be acquired by any Person.

		(l)	Transfer of Transferor Certificate.  The Transferor
agrees that, without the prior written consent of the Majority in Interest, it shall not transfer the Transferor Certificate to any Person or surrender the Transferor Certificate for the issuance of a Supplemental Certificate and new Transferor Certificate pursuant to
Section 6.08(c) hereof.

		SECTION 2.07.  Addition and Removal of Originators.  (a)
At any time following the Transfer Date, the Transferor may designate any Affiliate of Zenith as an Originator (an "Additional Originator"); provided that the following conditions are satisfied: (A) either (i) the average of the aggregate Outstanding Balance of all Receivables generated by such Additional Originator as of the last day of each of the immediately preceding twelve months does not exceed 5% of the average of the aggregate Outstanding Balance of Eligible Receivables owned by the Trust as of the last day of each of such twelve months or (ii) the Rating Agency Condition shall have been satisfied, (B) such Additional Originator shall be subject to the provisions of the Parent Undertaking Agreement and shall become a party to such Transaction Documents as the Trustee shall reasonably request and (C) Zenith shall guarantee all obligations of such Additional Originator pursuant to the Transaction Documents pursuant to a guaranty acceptable in form and substance to the Majority in Interest of each outstanding Series.

		(b)	The Transferor may cause any Originator to no
longer be designated as an Originator (being a "Removed Originator"), and the Transferor shall cease purchasing Receivables from such Removed Originator, provided that (i) the average of the aggregate Outstanding Balance of Receivables generated by such Removed Originator as of the last day of each of the immediately preceding twelve months does not exceed 5% of the average of the aggregate Outstanding Balance of Eligible Receivables owned by the Trust as of the last day of each of such twelve months, (ii) the Transferor provides timely written notice of such change in designation to each Rating Agency, (iii) the Rating Agency Condition shall have been satisfied and (iv) the Transferor shall have delivered to the Trustee and any Enhancement Provider an Officer's Certificate stating that the Transferor reasonably believes that the removal of such Removed Originator will not result in the occurrence of an Early Amortization Event.

		(c)	Notwithstanding anything in this Section 2.07 to the
contrary, a consent by the Majority in Interest of each outstanding Series to changes in the foregoing subsections (a) and (b) hereof shall be effective only if (i) the Rating Agency Condition shall be satisfied and (ii) written notice thereof shall have been given to the Trustee.

		SECTION 2.08.  Deemed Collections for Dilution.  If on
any day the Outstanding Balance of a Receivable included in the Trust
Assets is either (a) reduced as a result of any defective, rejected or returned merchandise, insurance or services, any cash discount or rebate, or any adjustment by the Originator therefor or by the Transferor or (b) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against the Originator therefor or the Transferor (whether such claim arises out of the same or a related transaction or an unrelated transaction), then the Transferor shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation. If Collections are reduced as a result of an Obligor failing to pay any Receivable free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, then the Transferor shall be deemed to have received on such day an additional Collection of such Receivable in the amount of such reduction. The Transferor will deposit, or cause the Originator for such Receivable to deposit, all such deemed Collections into a Collection Account within two Business Days following the Business Day on which such Collections are deemed to have been received.


	ARTICLE III

	ADMINISTRATION AND SERVICING OF RECEIVABLES

		SECTION 3.01.  Acceptance of Appointment and Other
Matters Relating to the Servicer. (a) Zenith agrees to act as the Servicer for the benefit of the Beneficiaries under this Agreement (subject to Article
X) and the Holders by their acceptance of the Certificates consent to Zenith so acting as Servicer.

		(b)	The Servicer shall (subject to Article X) enforce its
respective rights and interests in, to and under the Receivables and the other Trust Assets on behalf of the Trust. The Servicer shall service, administer and collect the Receivables and, in connection therewith, the Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit Policy Manual; provided, however, that in the event the Trustee is acting as Servicer hereunder, it shall service the Receivables in accordance with customary industry standards in effect from time to time.

		(c)	Provided that no Early Amortization Event or
Servicer Default shall have occurred and be continuing, and no Partial Amortization Period shall have commenced and be continuing, the Servicer may, in accordance with the Credit Policy Manual, extend the maturity, adjust the Outstanding Balance, or otherwise modify the terms of any Defaulted Receivable or amend, modify or waive any payment term or condition of any invoice related thereto, all as it may determine to be appropriate to maximize Collections thereof; provided that, for all purposes hereunder, any such Receivable shall remain a "Defaulted Receivable" in the amount of its Outstanding Balance (without giving effect to any such extension, adjustment, amendment, modification or waiver) until paid in full. The Servicer will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any payment term or condition of any invoice related thereto (other than as provided in the Credit Policy Manual or herein) if the effect of such amendment, modification or waiver would impair the collectibility or delay the payment of any then existing Receivable beyond 90 days from the date of the invoice.

		(d)	The Servicer shall have full power and authority,
acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, subject to the terms and conditions of this Agreement and the applicable Supplement. Without limiting the generality of the foregoing and subject to Section 10.01 and any limitations provided in any Supplement, the Servicer or its designee is hereby authorized and empowered (i) to instruct the Trustee to make withdrawals and payments from the Concentration Account, subject to the limitations set forth in Section 4.02(a) and as otherwise set forth in this Agreement, (ii) to instruct the Trustee to make withdrawals and payments from the Series Accounts, subject to the limitations set forth in the related Supplement and as otherwise set forth in this Agreement, (iii) to instruct the Trustee to take any action required or permitted under any Enhancement, (iv) to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities laws or reporting requirements, and (v) only
(A) with the prior consent of a Majority in Interest of each outstanding Series and (B) upon satisfaction of the Rating Agency Condition, to subcontract with any other Person (at the Servicer's expense) for servicing, administering or collecting the Receivables; provided that such Person shall not become Servicer hereunder and the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof. The Trustee shall execute any documents furnished by the Servicer which are necessary or appropriate to enable the Servicer to carry out its servicing administrative duties hereunder and acceptable in form and substance to the Trustee. The Trustee shall, upon the written request of the Servicer, furnish the Servicer with any documents then in the Trustee's possession which are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

		(e)	The Servicer shall not, and no Successor Servicer
shall be obligated to, use servicing procedures, offices, employees or accounts for servicing the Receivables which differ in any material respect from the procedures, offices, employees and accounts used by the Servicer or such Successor Servicer, as the case may be, in connection with servicing other trade receivables or its business in general.

		(f)	The relationship of the Servicer (and of any
Successor Servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor to or with the Trust and shall not be construed to be that of a joint venturer, partner, or agent, such that the acts of the Servicer (or any Successor Servicer) are in any way vicariously attributable to the Trustee in its individual capacity prior to such time as the Trustee may serve as Servicer pursuant to the provisions of Article X.

		SECTION 3.02.  Servicing Compensation; Servicer's
Expenses. (a) Compensation. As full compensation for its servicing activities hereunder, the Servicer shall be entitled to receive a monthly servicing fee (the "Servicing Fee") for each Collection Period (or portion thereof) from the Initial Issuance Date for each Series until the termination of the Amortization Period, payable in arrears on the Distribution Date with respect to such Collection Period (or portion thereof), in an amount equal to the aggregate of the Series Servicing Fees specified in the Supplements. The Servicing Fee shall be payable only from Investor Collections pursuant to, and subject to the priority of payment set forth in, the Supplements.

		(b)	Expenses.  The Servicer's expenses include the
Trustee's Fee (to the extent not paid from Collections) and all documented reasonable expenses and liabilities (other than any liability of the Trust with respect to any amount payable solely out of Collections or any personal liability of the Trust to repay the Certificates) of the Trust not expressly stated herein to be for the account of the Holders, including reasonable expenses related to enforcement of the Receivables and the other amounts due to the Trustee pursuant to Section 11.05, the reasonable fees and disbursements of the Independent Public Accountants in connection with the Transaction Documents, and other reasonable fees and documented expenses including but not limited to the costs of filing UCC continuation statements; provided that in no event shall the Servicer be liable for any federal, state, foreign or local income or franchise tax, or any other tax imposed on or measured by reference to income, or any interest, penalty or addition to tax with respect thereto or arising from a failure to comply therewith, assessed on the Trust, the Trustee or the Holders except as expressly provided in Section 8.04. Such expenses shall be payable, first, by the Servicer out of the Servicing Fee, second, to the extent not paid by the Servicer, by the Transferor for its own account, and third, to the extent the Transferor shall fail to pay any of such expenses, by the Servicer for its own account, and the Servicer shall not be entitled to any payment for any such expenses other than the Servicing Fee and reimbursement from the Transferor. In addition, to the extent not paid from the Servicing Fee, the Transferor shall pay for its own account, and, if the Transferor fails to do so, the Servicer will pay, all fees and expenses incurred by or on behalf of the Servicer in connection with its servicing activities hereunder (including expenses related to enforcement of the Receivables and the costs of a Service Transfer) or otherwise in connection herewith (including the fees and expenses set forth above), and the Servicer will not be entitled to any fee or other payment from, or claim on, any of the Trust Assets (other than the Servicing Fee and reimbursement from the Transferor). The
Transferor's and Servicer's covenant to pay the expenses and disbursements provided in this Section 3.02(b) shall survive the termination of the Trust.

		SECTION 3.03. Representations and Warranties of the Servicer. Zenith, as initial Servicer, hereby represents and warrants, and each Successor Servicer (except for the Trustee in such capacity) by acceptance of its appointment hereunder shall represent and warrant, (i) in the case of the initial Servicer (x) as of the date hereof and as of the Transfer Date, (y) with respect to any Series, as of the date of the related Supplement and the related Initial Issuance Date and (z) as of the date of acceptance by the Transferor during the Revolving Period for any Series of the proceeds of each Transfer of Receivables, as of such date or (ii) in the case of any Successor Servicer, (x) as of the date of such appointment and
(y) with respect to any Series issued after such date, as of the date of the related Supplement and the related Initial Issuance Date, in each case unless otherwise stated in such Supplement:

		(a)	Due Organization, Qualification and Authorization.
The Servicer (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material
Adverse Effect.

		(b)	Corporate Powers and No Conflicts.  The execution,
delivery and performance by the Servicer of the Transaction
Documents to which it is or is to be a party, the consummation of the transactions contemplated hereby and the making of each Transfer, are within the Servicer's corporate powers, have been duly authorized by all necessary corporate action, and do not
(i) contravene the Servicer's charter or bylaws, (ii) violate any Requirement of Law, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Servicer or any of its properties or (iv) except for the Liens created under the Transaction Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Servicer. The Servicer is not in violation of any Requirement of Law or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could have a Material
Adverse Effect.

		(c)	Government Authorization and Approval.  No
authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required with respect to the Servicer for (i) the due execution, delivery or performance by the Servicer of any of the Transaction Documents to which it is or is to be a party, any Transfer or the consummation of the other transactions contemplated hereby, or (ii) the exercise by the Servicer of its rights under the Transaction Documents or its remedies granted under the Transaction Documents.

		(d)	Enforceability.  Each Transaction Document to
which the Servicer is or is to be a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as such enforceability may be limited by general principles of equity, whether considered in a suit at law or in equity).

		(e)	No Litigation.  There is no action, suit,
investigation, litigation or proceeding affecting the Servicer, pending or threatened before any Governmental Authority or arbitrator that (i) could have a Material Adverse Effect or
(ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated hereby.

		(f)	Lock Boxes, Collection Accounts and the
Concentration Account. Specified on Schedule 3.03(f) hereto (as amended by the Servicer from time to time in accordance with
Section 4.02(b)) are (i) the Lock Box numbers, (ii) the names, addresses and ABA numbers of all the Collection Account Banks, together with the account numbers of the Collection Accounts and the name of a contact person at each Collection Account Bank and
(iii) the name, address and ABA number of the Concentration Account Bank, together with the account number and the name of a contact person for the Concentration Account.

		(g)	Payment Instructions.  The Servicer has notified the
Obligor on each Receivable to make payments on such Receivable to either one of the Lock Boxes or one of the Collection Accounts.

		(h)	Periodic Reports and Determination Date
Certificates. Each Daily Report and Determination Date Certificate delivered by the Servicer pursuant to this Agreement shall be true and correct in all material respects as of the date such report or certificate is delivered.

		(i)	Servicer Default.  No Servicer Default has occurred
and is continuing.

		(j)	Early Amortization Event.  No Early Amortization
Event has occurred and is continuing.

		The representations and warranties set forth in this
Section 3.03 shall survive the Transfer of the Receivables to the Trust and the issuance of the Certificates, and shall cease and be of no effect upon the indefeasible repayment in full of the Invested Amount of the last outstanding Series and all other obligations of the Transferor hereunder.
Upon a discovery by the Transferor, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties and to each Enhancement Provider, if any. The Trustee's obligations in respect of any such breach are limited as provided in
Section 11.02(g).

		SECTION 3.04. Covenants of the Servicer. The Servicer hereby covenants and agrees that, until termination of the Trust:

		(a)	Change in Accounts.  The Servicer will not (i) make
any changes to Schedule 3.03(f) hereto or (ii) amend any instruction to any Obligor or any Collection Account Bank with respect to any Lock Box or Collection Account or (iii) terminate or substitute any Cure Account, in any case (A) except as otherwise required or permitted pursuant to Section 4.02 or the applicable
Supplement and (B) unless the Trustee shall have received written notice of such change, amendment, termination or substitution and, if applicable, executed copies of Collection Account Letters with each new Collection Account Bank or Lock Box Letters with each new Person holding a Lock Box.

		(b)	Collections.  (i)  In the event that the Servicer
receives any Collections, the Servicer agrees to hold all such Collections in trust and to mail such Collections to a Lock Box or deposit such Collections to the appropriate Collection Account as soon as practicable, but in no event later than two Business Days after receipt thereof.

		(ii)	In the event that any Affiliate of the Servicer
receives any Collections, the Servicer agrees to cause such Affiliate to hold all such Collections in trust and to cause such Affiliate to mail such Collections to a Lock Box or deposit such Collections to the appropriate Collection Account as soon as practicable, but in no event later than five Business Days after receipt thereof.

		(c)	Compliance with Requirement of Law.  The Servicer
will (i) duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable in accordance with the Credit
Policy Manual, (ii) maintain in effect all qualifications required under any Requirement of Law in order to service properly each Receivable in accordance with the Credit Policy Manual and the Transaction Documents, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (iii) comply with all other
Requirements of Law in connection with servicing each Receivable, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

		(d)	Extension or Amendment of Receivables.  The
Servicer will not extend, amend or otherwise modify (or consent or fail to object to any such extension, amendment or modification by the Transferor), except as permitted in Section 3.01(c), the terms of any Receivable, or amend, modify or waive (or consent or fail to object to any such amendment, modification or waiver by the Transferor) any payment term or condition of any invoice related thereto (other than as provided in the Credit Policy Manual) if the effect of such amendment, modification or waiver would impair the collectibility or delay the payment of any then existing Receivable beyond 90 days from the date of the invoice; except that the Servicer may extend, amend or otherwise modify the date of payment of any Receivable beyond 90 days from the date of invoice if such extension, amendment or modification is reasonably calculated to enhance the collectibility of such Receivable. The Servicer will not rescind or cancel, or permit the rescission or cancellation of, any Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority. Notwithstanding the foregoing provisions of this Section 3.04(d), each of the Servicer and the Transferor may extend, amend, modify, cancel or rescind (and the Servicer need not object to any such action by the Transferor) any Diluted Receivable in connection with a valid dispute; provided, however, that such amendment, modification, cancellation or rescission shall not have a material adverse effect on the interests of any Beneficiary.

		(e)	Protection of Holders' Rights.  The Servicer will
take no action which would impair the rights of any Beneficiary in any Receivable or Trust Asset, except as provided in this Agreement.

		(f)	Deposits to Concentration Account, any Collection
Account or any Series Account. The Servicer will not deposit or otherwise credit, or cause to be so deposited or credited, or consent or fail to object to any such deposit or credit known to it, cash or cash proceeds other than Collections to the Concentration Account, any Collection Account or any Series Account.

		(g)	Receivables Not to Be Evidenced by Promissory
Notes. The Servicer will take no action to cause any Receivable to be evidenced by any "instrument" (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivable created hereunder), except in connection with its enforcement, in which event the Transferor shall deliver such instrument to the Trustee as soon as reasonably practicable but in no event more than three Business Days after execution thereof.

		(h)	Reporting Requirements.  The Servicer will:

			(i)	within one Business Day after a Responsible
Official of the Servicer obtains knowledge of the occurrence of a Servicer Default or an Early Amortization Event, or the commencement of a Partial Amortization Period or Cure
Period, or any event which, with the giving of notice or lapse of time or both, would constitute a Servicer Default or Early Amortization Event, notify the Trustee and, so long as Zenith or any of its Affiliates is the Servicer, the Parent of such occurrence;

			(ii)	as soon as possible and in any event within
three Business Days after a Responsible Official of the Servicer obtains knowledge of the occurrence of a Servicer
Default or any Early Amortization Event, or the commencement of a Partial Amortization Period or Cure
Period, or any event which, with the giving of notice or lapse of time or both, would constitute a Servicer Default or an Early Amortization Event, furnish to the Trustee and to each Enhancement Provider and, so long as Zenith or any of its Affiliates is the Servicer, the Parent the written statement of a Financial Officer of the Servicer setting forth details of such Servicer Default or Early Amortization Event, the commencement of such Partial Amortization Period or Cure
Period or such event and the action which the Servicer has taken and proposes to take with respect thereto;

			(iii)	as soon as possible and in any event within
three Business Days after a Responsible Official of the Servicer makes a determination that any other event, development or information is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, give written notice thereof to the Trustee, each Rating Agency and each Enhancement Provider and, so long as Zenith or any of its Affiliates is the Servicer, the Parent;

			(iv)	promptly, from time to time, furnish to the
Trustee and each Enhancement Provider such other information, documents, records or reports regarding the Receivables, the other Trust Assets or the condition or operations, financial or otherwise, of the Servicer as the Trustee and each Enhancement Provider may from time to time reasonably request;

			(v)	within thirty (30) (or, after the last Statistical
Month in each calendar year, forty-five (45)) days after the end of each Statistical Month in each calendar year, deliver to the Trustee, each Rating Agency and each Enhancement
Provider the consolidated balance sheets of the Servicer and its Subsidiaries as at the end of such period and the related consolidated statements of income and cash flow of the Servicer and its Subsidiaries for such Statistical Month and for the period from the beginning of the then current calendar year to the end of such Statistical Month, and for the corresponding period during the previous calendar year, and a comparison of the statement of the year to date earnings and cash flow to the corresponding statement for the corresponding period from the previous calendar year, and the most recently prepared forecasted consolidated balance sheet and consolidated statement of earnings and cash flow of the Servicer and its Subsidiaries for and as of the end of such calendar year, certified by a Financial
Officer of the Servicer as fairly presenting the consolidated financial position of the Servicer and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP, subject to normal year end adjustments; and

			(vi)	within ninety (90) days after the end of each
calendar year deliver to the Trustee, each Rating Agency and each Enhancement Provider audited consolidated financial statements of the Servicer and its Subsidiaries, including therein a consolidated balance sheet of the Servicer and its Subsidiaries as at the end of such calendar year and consolidated statements of income and cash flow of the Servicer and its Subsidiaries for such calendar year, reported on by Independent Public Accountants and accompanied by their related audit letter, which report and letter shall be unqualified as to scope and shall state that such financial statements fairly present the consolidated position of the Servicer and its Subsidiaries as at the dates indicated in conformity with GAAP applied on a basis consistent with prior years and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

		The Servicer shall provide to the Trustee access to the documentation regarding the Receivables in such cases where the Trustee requires such access in connection with the enforcement of the rights of Holders or is required by applicable statute or regulations to review such documentation, such access being afforded without charge and at the sole cost and expense of the Servicer but only (i) upon reasonable written request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at reasonably accessible offices in the continental United States designated by the Servicer.

		(i)	Further Assurances.  (A)  The Servicer agrees that
from time to time, at its own expense, the Servicer will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Trustee may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Receivable and the Trust Assets. Without limiting the generality of the foregoing, the Servicer will: (i) mark its computer records in a manner reasonably calculated to indicate that the Trust Assets have been conveyed, in the case of any Originator, to the Transferor in accordance with the Receivables Purchase Agreements and, in the case of the Transferor, to the Trust in accordance with the Transaction Documents for the benefit of the Beneficiaries; and
(ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, or notices, or deliver to the Trustee such other documents, as may be necessary or desirable, or as the Trustee may reasonably request, in order to perfect and preserve the valid and perfected first priority ownership or security interest granted or purported to be granted under any Transaction Document.

		(B)	The Servicer hereby authorizes the Trustee to file
one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Trust Assets without the signature of the Servicer where permitted by law. A photocopy or other reproduction of any Transaction Document or any financing statement covering the Trust Assets or any part thereof shall be sufficient as a financing statement where permitted by law.

		(C)	The Servicer will furnish to the Trustee from time to
time statements and schedules further identifying and describing the Trust Assets and such other reports in connection with the Trust
Assets as the Trustee may reasonably request, all in reasonable detail.

		(D)	The Servicer shall, from time to time, execute and
deliver to the Obligors any bills, statements and letters or other writings necessary to carry out the terms and provisions of any Transaction Document and to facilitate the collection of the Receivables in a manner consistent with the Credit Policy Manual.

		(j)	Change the Credit Policy Manual.  The Servicer
shall comply with and perform its servicing obligations with respect to the Receivables in accordance with the Credit Policy Manual, except insofar as any failure to so comply or perform would not materially adversely affect the Holders. Subject to compliance with all Requirements of Law, the Transferor or the Servicer, as applicable, may change the terms and provisions of the Credit
Policy Manual; provided, however, that (i) with respect to a material change of collection policies, the Rating Agency Condition is satisfied with respect thereto and (ii) with respect to a change of collection procedures, no material adverse effect on any Series would result.

		(k)	Notification of Obligors.  The Servicer will notify
the Obligor on each Receivable purchased by the Trust on or after the Transfer Date to make payments on such Receivable to a Lock
Box or one of the Collection Accounts.

		(l)	Modification of Systems.  The Servicer agrees,
promptly after the replacement or any material modification of any computer, automation or other operating systems (in respect of hardware or software) used to provide the Servicer's services as Servicer or to make any calculations or reports hereunder, to give written notice of any such replacement or modification to the Trustee.

		(m)	Servicer Business Days.  No later than December 1
of each year, the Servicer shall furnish the Trustee with a list of days other than Saturday and Sunday, on which the Servicer shall be closed during the immediately succeeding calendar year, except that with respect to the calendar year 1997, the Servicer shall furnish such list to the Trustee on or before the Transfer Date.

		(n)	Keeping of Records and Books of Account.  The
Servicer shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, microfiche, computer records and other information necessary or reasonably advisable for the collection of all the Receivables. Such documents, books, microfiche, and computer records shall reflect all customary facts giving rise to the Receivables, all payments and credits with respect thereto, and the computer records shall be clearly marked to show the interests of the Trust in the Receivables. The Servicer shall hold on behalf of the Trust (to the extent of its interest therein) any document evidencing or securing a Receivable and any Contract related to such Receivable and necessary to the servicing of such Receivable and the collection thereof in accordance with the terms of this Agreement. Such holding by the Servicer shall be in trust and shall be deemed to be the holding thereof by the Trustee for purposes of perfecting the Trust's rights therein as provided in the UCC.

		(o)	Maintenance of Insurance.  The Servicer shall use its
best efforts to maintain with a responsible company, and at its own expense, its current commercial crime insurance (including commercial fraud insurance) as is commercially available at a cost that is not generally regarded as excessive by industry standards, with coverage on all officers, employees or other Persons acting in any capacity requiring such Persons to handle funds, money, documents or papers relating to the Receivables.

		(p)	Statistical Months.  Prior to the commencement of
each calendar year, the Servicer shall identify to the Trustee in writing each four to five week period approximating one month
(corresponding to the "statistical months" used by the Servicer) for such calendar year, provided the last day of the last such period in any calendar year shall be December 31 (each such period being a "Statistical Month").

Notwithstanding anything herein to the contrary and in accordance with
Section 3.01(b), if the Trustee is acting as Successor Servicer hereunder it will not be bound to follow the Credit Policy Manual but shall service the Receivables in accordance with customary industry standards in effect from time to time.

		SECTION 3.05. Reports and Records for the Trustee. (a) Periodic Records. On each Business Day, the Servicer shall provide by telecopy to the Trustee, and upon request to any Enhancement Provider, the Daily Report and, to the extent not covered in the Daily Report, a record setting forth (x) the Collections in respect of the Receivables processed by the Servicer on the immediately preceding Business Day, (y) the amount of Eligible Receivables as of the close of business on the immediately preceding Business Day and (z) the Floating Allocation Percentage for each Series at the close of business on the immediately preceding Business Day; except that to the extent the information required to be included in such Daily Report or record is not available on such Business Day, such information shall be determined as of the most recent date on which such information is available, but in no event prior to the most recent Determination Date.

		(b)	Determination Date Certificate.  On or before each
Determination Date with respect to each outstanding Series, the Servicer shall deliver by telecopy to the Trustee, each Rating Agency and each Enhancement Provider and the Trustee shall deliver to each Investor Certificateholder a Determination Date Certificate for such Determination Date.

		SECTION 3.06. Annual Certificate of Servicer. On or before April 30 of each calendar year, beginning with April 30, 1998, the Servicer shall deliver to the Trustee, each Rating Agency and each Enhancement Provider an Officer's Certificate, executed by the chief financial officer of the Servicer, substantially in the form of Exhibit B hereto. A copy of each such certificate will be sent to each Investor Certificateholder by the Trustee.

		SECTION 3.07. Annual Servicing Report of Independent Public Accountants. Within 90 days after the Transfer Date and on an annual basis on or before March 31 of each calendar year, beginning with March 31, 1998, the Servicer shall at the Transferor's expense cause the Independent Public Accountants to furnish a report (addressed to the Trustee) to the Trustee, the Servicer, each Rating Agency and each Enhancement Provider substantially to the effect set forth in Exhibit I; provided, however, that all such Persons and a Majority in Interest may approve an alternative arrangement.

		SECTION 3.08.  Tax Treatment.  The Transferor, the
Servicer and the Trustee have entered into this Agreement, and the Investor Certificates have been (or will be) issued to and acquired by the Investor Certificateholders, with the intention that, for federal, state and local income and franchise tax law purposes, the Investor Certificates will be indebtedness of the Transferor secured by the Receivables. The
Transferor, the Servicer and the Trustee, by entering into this Agreement, and each Holder, by the acceptance of its Certificate, agree to treat and report the Certificates for purposes of federal, state and local income and franchise taxes as indebtedness of the Transferor. Unless either (i) the Trustee or the Servicer shall receive an Opinion of Counsel, based on a Change in Tax Law occurring after the date hereof, that such Change in Tax Law requires a different characterization or (ii) there shall be a final determination that a different characterization is required, the Transferor agrees that it will report its income for such federal, state and local income or franchise taxes on the basis that it is the owner of the Receivables.

		SECTION 3.09.  Notices to Zenith.  In the event that
Zenith is no longer acting as Servicer, any Successor Servicer shall deliver or make available to Zenith and the Transferor each certificate and report required to be delivered thereafter pursuant to Sections 3.05, 3.06 and 3.07.

		SECTION 3.10. Adjustments. If the Servicer makes a mistake with respect to the amount of any Collection and deposits or pays an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Trustee's Account or Transferor's Account or paid to reflect such mistake and send written notice thereof to the Trustee. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.

		SECTION 3.11.  Securities and Exchange Commission
Filings. For so long as Zenith or any of its Affiliates is the Servicer, the Servicer shall deliver or cause to be delivered to the Trustee, the Investor Certificateholders and each Rating Agency copies of each report of Zenith, the Transferor and any other Affiliate of Zenith which is a party to any Transaction Document filed with the Securities and Exchange Commission on Forms 10-K and 10-Q promptly after any such filing has been made.


	ARTICLE IV

	RIGHTS OF HOLDERS AND
	ALLOCATION AND APPLICATION OF COLLECTIONS

		SECTION 4.01. Rights of Holders. (a) The Investor Certificates shall represent fractional undivided beneficial interests in the Trust (with respect to each Series, the "Holders' Interest"), which shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificates of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to Investor Certificateholders of such Series pursuant to this Agreement and the related Supplement from funds on deposit in the Concentration Account allocable to Holders of such Series and funds on deposit in any related Series Account and funds available pursuant to any related Enhancement (collectively with respect to all Series, the "Aggregate Holders' Interest"), it being understood that the Investor Certificates of any Series shall not represent any interest in any Series Account or Enhancement for the benefit of any other Series. The Transferor
Certificate shall represent the fractional undivided beneficial interest in the remainder of the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Aggregate Holders' Interest, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in this Agreement or in any Supplement to be paid to the Holder of the Transferor Certificate (the "Transferor Interest"); provided, however, that the Transferor Certificate shall not represent any interest in the Concentration Account, any Collection Account, any Series Account or any Enhancement, except as specifically provided in this Agreement or any Supplement.

		(b)	The Floating Allocation Percentage for each Series
and the Transferor Percentage shall be initially computed by the Servicer as of the opening of business of the Servicer on the Initial Issuance Date for each Series. Thereafter the Floating Allocation Percentage for each Series and the Transferor Percentage shall be recomputed by the Servicer as of the close of business of the Servicer on each Business Day until and including the Business Day immediately preceding the commencement of an Amortization Period for a Series, an Early Amortization Period for a Series or a Partial Amortization Period. Each of the Floating Allocation Percentage for each Series and the Transferor Percentage (i) shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made and (ii) as computed as of the close of business of the Servicer on the Business Day immediately preceding the commencement of an Amortization Period for a Series, an Early Amortization Period for a Series or a Partial Amortization Period, shall remain constant at all times during such Amortization Period, Early Amortization Period or such Partial Amortization Period.

		SECTION 4.02.  Establishment of Concentration Account
and Collection Accounts. (a) Concentration Account. On or prior to the Transfer Date, the Servicer, for the benefit of the Beneficiaries, shall establish and maintain or cause to be established and maintained in the name of the Trustee, on behalf of the Trust, with an Eligible Institution a segregated trust account accessible by the Trustee (such account being the "Concentration Account" and such institution holding such account being the "Concentration Account Bank"), such account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Beneficiaries. The Trustee shall possess all right, title and interest in and to all funds from time to time on deposit in the Concentration Account and in all proceeds thereof. The Concentration Account shall be under the sole dominion and control of the Trustee for the benefit of the Beneficiaries. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Concentration
Account for any amount owed to it by the Trustee, the Trust or any Beneficiary. The Servicer shall cause Collections to be deposited into the Concentration Account on each Business Day as promptly as is reasonably practicable after receipt in a Collection Account. The Transferor will require the Originators to mail any Collections received by them to a Lock
Box or deposit any Collections received by any of them into a Collection Account within five Business Days following the Business Day on which such Collections are so received. Notwithstanding the foregoing, if and to the extent that funds that are not Collections are deposited into the Concentration Account, the Servicer may direct in writing the Trustee to withdraw such funds from the Concentration Account and deposit them in the Transferor's Account.

		If, at any time, the institution holding the Concentration Account ceases to be an Eligible Institution, the Servicer, upon obtaining actual Knowledge thereof, for the benefit of the Beneficiaries, shall within 15 Business Days (i) establish a new Concentration Account meeting the conditions specified above with an Eligible Institution, (ii) transfer any cash and/or any investments held therein or with respect thereto to such new Concentration Account and (iii) in the case of any new Concentration
Account, deliver to all Collection Account Banks new Collection Account
Letters (with copies thereof to the Trustee) referring to such new Concentration Account, and from the date such new Concentration
Account is established, it shall be the "Concentration Account". Pursuant to the authority granted to the Servicer in Section 3.01, the Servicer shall have the power to instruct the Trustee to make withdrawals and payments from the Concentration Account for the purposes of carrying out the Servicer's or the Trustee's duties specified in this Agreement.

		Funds on deposit in the Concentration Account, shall at the direction of the Servicer be invested by the Trustee or the Eligible Institution maintaining such accounts in Eligible Investments as instructed by the Servicer in writing (which may be a standing instruction) (or if not so instructed, then invested by the Trustee or the Eligible Institution maintaining such accounts in any Eligible Investments listed in clause (b) of the definition of Eligible Investments). All such Eligible Investments shall be held by the Trustee or the Eligible Institution maintaining such accounts for the benefit of the Beneficiaries. Such funds shall be invested in Eligible Investments that will mature so that funds will be available in amounts sufficient for the Servicer to make each distribution required under the applicable Supplement on the Distribution Date with respect to such Collection Period. Funds deposited in the Concentration Account on a Determination Date with respect to the next following Distribution Date are required to be invested overnight. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) received on funds on deposit in the Concentration Account, to the extent such investment income is not needed to pay the Holders on such Distribution Date, shall be paid to the Transferor, except as otherwise specified in any Supplement. The Trustee is hereby authorized, unless otherwise directed by the Servicer, to effect transactions in Eligible Investments through a capital markets affiliate of the Trustee.

		(b)	Collection Accounts.  On or prior to the Transfer
Date, the Servicer, for the benefit of the Beneficiaries, shall establish and maintain or cause to be established and maintained (i) lock boxes to which Obligors will remit payments with respect to any Receivable (each such lock box, a "Lock Box") and (ii) in the name of the Trustee, on behalf of the Trust, with an Eligible Institution, segregated accounts accessible by the Trustee (each such account, a "Collection Account"). Obligors will be directed to remit payments with respect to their Receivables to a Lock Box or a Collection Account. The Lock Boxes and Collection Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Beneficiaries. The Servicer shall cause the Trustee to transfer Collections to the Concentration Account in the manner set forth in Section 4.02(a).
Each Collection Account shall be maintained with documentation and instructions in form and substance satisfactory to the Trustee. Such documentation shall provide, among other things, that available amounts shall be promptly transferred to the Concentration Account. The Servicer will not (i) make any change in any Lock Box numbers, the name, address or ABA number of any Collection Account Bank, the account number of any Collection Account, the name, address or ABA number of any Concentration Account Bank, or the account number for any Concentration Account from that set forth in Schedule 3.03(f) hereto or (ii) amend any instruction to any Obligor or any instruction to or agreement with any Collection Account Bank with respect to any Lock Box or Collection Account (other than to (A) redirect payments of Obligors to a different Lock Box or Collection Account or to the Concentration
Account, (B) to close unused Lock Boxes and Collection Accounts and
(C) open new Lock Boxes and Collection Accounts if the Trustee shall have received executed copies of the Collection Account Letters with each new Collection Account Bank or Lock Box Letters with each new Person holding a Lock Box, as applicable) unless the Trustee (if directed to do so by a Majority in Interest of each outstanding Series or, if the related Supplement so provides, the Enhancement Provider for such Series) shall have given its prior consent to such change or amendment.

		The Servicer hereby agrees and acknowledges that (i) it has executed and delivered to the Trustee a letter and executed acknowledgement thereto substantially in the form of Exhibit C hereto
(each, a "Collection Account Letter" or a "Lock Box Letter", as the case may be), addressed to and executed by each banking institution or other
Person with which a Collection Account or a Lock Box, as the case may be, is maintained (each such banking institution with which a Collection Account is maintained being a "Collection Account Bank") and (ii) it shall execute and deliver a substantially similar executed Collection Account
Letter or Lock Box Letter, as the case may be, prior to the establishment by it of any additional or alternative Collection Account or Lock Box, as the case may be. The Servicer hereby agrees, and the Trustee hereby acknowledges, that the execution and delivery of each Collection Account Letter and each Lock Box Letter transfers all right, title and interest in all monies, securities and instruments in the applicable Collection Account or Lock Box to the Trustee. The Servicer agrees, and is hereby granted the authority, to amend Schedule 3.03(f) hereto to reflect any change made in compliance with this Agreement in the Collection Account Banks or the Persons holding Lock Boxes and to execute such further documents and take such other actions as may be reasonably requested by the Trustee in order to effect such transfer.

		SECTION 4.03. Allocation of Collections. Collections will be allocated to each Series as specified in the related Supplement, and amounts so allocated to any Series will not, except as specified in the related Supplement, be available to the Investor Certificateholders of any other Series. Allocations thereof between the Holders' Interest and the Transferor Interest, among the Series or to any Enhancement Agreement and to any Enhancement Provider shall be set forth in the related
Supplement or Supplements.  If, on any day, the sum of the Floating
Allocation Percentages for all outstanding Series exceeds 100%, as set forth on the applicable Daily Report, then the aggregate of the Investor Collections for all outstanding Series shall be allocated pro rata among all outstanding Series on the basis of the Series Allocation Percentage for each such Series; provided, however, that if on any day the amount of Investor Collections for any Series is not sufficient to pay the full amount of interest due and payable on such day to the Investor Certificateholders of each Series on such day, then the aggregate of the Investor Collections for all outstanding Series shall be allocated pro rata among all outstanding Series on the basis of a fraction, for each Series, the numerator of which is the Invested Amount of such Series and the denominator of which is the Trust Invested Amount.


	ARTICLE V

	DISTRIBUTIONS AND REPORTS TO HOLDERS

		SECTION 5.01. Distributions and Reports to Holders. Distributions shall be made to, and reports shall be provided to, Holders as set forth in the applicable Supplement.


	ARTICLE VI

	THE CERTIFICATES

		SECTION 6.01. The Certificates. The Investor Certificates of any Series shall be issued in registered form (for purposes of Section 163(f) of the Internal Revenue Code and otherwise) and shall be in substantially the form set forth as an exhibit to the applicable Supplement and shall upon issue be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Section 6.02. The Investor Certificates shall be issued in minimum denominations of $1,000,000 and in integral multiples of $1,000 in excess thereof (except that one Certificate may be issued in a denomination that includes any residual amount), and shall be issued upon initial issuance as one or more Investor Certificates in an aggregate original principal amount equal to the Initial Invested Amount. The Transferor Certificate shall be a single certificate, substantially in the form of Exhibit A hereto, and shall represent the entire Transferor Interest. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by the President, any Vice President, the Chief Administrative and Credit Officer, Treasurer or the Secretary of the Transferor, or by any other officer or assistant officer duly authorized to execute such Certificate on behalf of the Transferor. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificates shall be entitled to any benefit under this Agreement or the applicable Supplement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in substantially the form provided in Exhibit A hereto executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

		SECTION 6.02.  Authentication of Certificates.  The
Trustee shall authenticate and deliver the Investor Certificates of each Series to, and upon the written order of, the Transferor against payment to the Transferor of the purchase price therefor. The Trustee shall authenticate and deliver the Transferor Certificate to the Transferor simultaneously with its delivery of the first Series of Investor Certificates to be issued hereunder. The Certificates of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate), in the case of the Investor Certificates, the Initial Invested Amount, and, in the case of the Transferor Certificate equal to the Transferor Interest from time to time, and together evidencing the entire ownership of the Trust.

		SECTION 6.03. Registration of Transfer and Exchange of Certificates. (a) The Trustee shall cause to be kept at its Corporate Trust Office a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") shall provide for the registration of the Certificates and of transfers and exchanges of the Certificates as herein provided. The Transfer Agent and Registrar shall initially be the Trustee, and any co-transfer agent and co-registrar chosen by the Trustee and acceptable to the Servicer. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

		The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' (60 days' during an Amortization Period) written notice to the Transferor and the Servicer; provided, however, that such resignation shall not be effective and the Trustee shall continue to perform its duties as Transfer Agent and Registrar until the Servicer has appointed a Successor Trustee pursuant to Section 11.07, which Successor Trustee shall act as the successor Transfer Agent and Registrar hereunder.

		Upon surrender for registration of transfer of any Investor Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose and receipt of a representation letter described in Section 6.03(c) and a certificate or letter from the transferring Person to the effect that such transfer is in compliance with all applicable requirements of the applicable Supplement or Certificate Purchase
Agreement, the Transferor shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Investor Certificates (of the same Series) in authorized denominations of like aggregate Undivided Fractional Interests in the Aggregate Holders' Interest.

		At the option of an Investor Certificateholder, Investor Certificates may be exchanged for other Investor Certificates (of the same Series) in authorized denominations of like aggregate Undivided Fractional Interests in the Holders' Interest, upon surrender of the Investor Certificates to be exchanged at any such office or agency. Whenever any Investor Certificates are so surrendered for exchange, the Transferor shall execute, and the Trustee shall authenticate and deliver, the Investor Certificates which the Holder making the exchange is entitled to receive.

		Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Holder thereof or his attorney-in-fact duly authorized in writing. Each Holder must satisfy all transfer restrictions set forth herein, in the Certificates and in the related Supplement or Certificate Purchase Agreement.

		Each Investor Certificate shall be registered at all times as herein provided, and any transfer or exchange of such Investor Certificate will be valid for purposes hereunder only upon registration of such transfer or exchange by the Trustee or the Transfer Agent and Registrar as provided herein. Payments on any Distribution Date shall be made to Holders of record on the immediately preceding Record Date.

		No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar or any co-transfer agent and co-registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Investor Certificates.

		All Investor Certificates surrendered for registration of transfer or exchange, or for payment, shall be cancelled and disposed of in a manner reasonably satisfactory to the Trustee.

		(b)	The Transfer Agent and Registrar will maintain at its
expense in New York, New York an office or offices or agency or agencies where Investor Certificates may be surrendered for registration of transfer or exchange.

		(c) 	Notwithstanding any other provision of this Section
6.03, no registration of transfer of any Investor Certificate shall be made unless the Transferor or the transferee shall deliver, at its expense, to the Transferor, the Servicer and the Trustee a representation letter, substantially in the form attached as Exhibit D to this Agreement, stating, among other things, that such transferee is not (i) an employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) a plan (as defined in Section 4975(e)(1) of the Code) or (iii) an entity whose underlying assets include "plan assets" under Department of Labor
Regulation 29 C.F.R. Section 2510.3-101.

		SECTION 6.04. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and
(b) there is delivered to the Transfer Agent and Registrar, the Trustee, the Transferor and the Servicer such indemnity (provided that a letter of indemnity from (i) an insurance company or (ii) an institutional investor, in either case, of investment grade credit rating shall satisfy such requirement) as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and (in the case of any new Investor Certificate) Undivided Fractional Interest. In connection with the issuance of any new Certificate under this Section
6.04, the Trustee or the Transfer Agent and Registrar may require the payment by the Holder of a sum sufficient to pay any tax or other governmental charge that may be imposed in relation thereto. Any duplicate Certificate issued pursuant to this Section 6.04 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

		SECTION 6.05.  Persons Deemed Owners.  At all times
prior to due presentation of a Certificate for registration of transfer, the Trustee, the Transfer Agent and Registrar and any agent of any of them shall treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever and neither the Trustee, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the requisite Holders have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Transferor, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Official of the Trustee actually knows to be so owned shall be so disregarded. Certificates (other than a Transferor Certificate) so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Transferor, the Servicer or an Affiliate thereof or if a Responsible Official of the Trustee has received written notice thereof.

		SECTION 6.06. Access to List of Holders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer, the Transferor or any Investor Certificateholder, within five Business Days after receipt by the Trustee of a written request therefor from the Servicer, the Transferor or any Investor Certificateholder, respectively, a list of the names and addresses of the Holders.

		Every Holder, by receiving and holding a Certificate, agrees that neither the Trustee, the Transfer Agent and Registrar, the Transferor, the Servicer, Zenith, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders hereunder, regardless of the sources from which such information was derived.

		SECTION 6.07.  Authenticating Agent.  (a)  The Trustee
may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor and the Servicer.

		(b)	Any institution succeeding to the corporate agency
business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or such authenticating agent.

		(c)	An authenticating agent may at any time resign by
giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee may promptly appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor.

		(d)	The Transferor agrees to pay to each authenticating
agent, from time to time, reasonable compensation for its services under this Section 6.07.

		(e)	The provisions of Sections 7.03, 8.04, 11.01, 11.02
and 11.03 shall be applicable to any authenticating agent.

		(f)	Pursuant to an appointment made under this Section
6.07, the Certificates may have endorsed thereon, in lieu of or in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

		This is one of the Certificates described in the Pooling and Servicing Agreement among Zenith Finance Corporation,
Zenith Electronics Corporation and Bankers Trust
Company, dated as of March 31, 1997.




							as Authenticating
Agent for the Trustee

							By:
								Authorized
Signer


		SECTION 6.08.  New Issuances.  (a)  The Transferor may
from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates pursuant to a Supplement. The Investor Certificates of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Supplement except, with respect to any Series, as provided in the related Supplement.

		(b)	On or before the Initial Issuance Date relating to any
new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. The obligation of the Trustee to issue the Investor Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

		(i)	on or before the tenth Business Day immediately
preceding the Initial Issuance Date for such Series, the Transferor shall have given the Trustee, the Servicer, each Rating Agency and any Enhancement Provider written notice of such issuance and the Initial Issuance Date for such Series;

		(ii)	the Transferor shall have delivered to the Trustee
the related Supplement, in form satisfactory to the Trustee, executed by each party thereto other than the Trustee;

		(iii)	the Transferor shall have delivered to the Trustee
any related Enhancement Agreement executed by each party thereto other than the Trustee;

		(iv)	each Rating Agency shall have notified the
Transferor, the Servicer, the Trustee and any Enhancement
Provider in writing that the issuance of such new Series of Investor Certificates will not result in a reduction or withdrawal of the rating of any outstanding Series with respect to which it is a Rating
Agency;

		(v)	such issuance will not result in the occurrence of an
Early Amortization Event and the Transferor shall have delivered to the Trustee and any Enhancement Provider an Officer's Certificate, dated the Initial Issuance Date for such Series (upon which the Trustee may conclusively rely), to the effect that the Transferor reasonably believes that such issuance will not result in the occurrence of an Early Amortization Event and is not reasonably expected to result in the occurrence of an Early Amortization Event at any time in the future;

		(vi)	the Transferor shall have delivered to the Trustee
and any Enhancement Provider an Opinion of Counsel to the effect that the issuance of the Investor Certificates of such Series (A) has been, or need not be, registered under the Act and will not result in the requirement that any other Series not registered under the Act be so registered (unless the Transferor has elected, in its sole discretion, to register such Certificates), (B) will not result in the Trust becoming subject to registration as an investment company under the Investment Company Act and (C) will not require this Agreement or the related Supplement to be qualified under the Trust Indenture Act of 1939, as amended (unless the Transferor has elected, in its sole discretion, to so qualify the Agreement or the related Supplement);

		(vii)	the Transferor shall have delivered to the Trustee
and any Enhancement Provider a Tax Opinion, dated the Initial
Issuance Date for such Series, with respect to such issuance;

		(viii)	such issuance will not result in the aggregate of the
Floating Allocation Percentages for all outstanding Series (after giving effect to such new issuance) exceeding 100%;

		(ix)	to the extent required in the related Supplement or
Certificate Purchase Agreement, the Transferor shall have provided each letter of credit or other credit enhancement required by such Supplement or Certificate Purchase Agreement; and

		(x)	the Receivables Purchase Agreements and the Parent
Undertaking Agreement shall be in full force and effect.

Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and the Transferor shall execute and deliver to the Trustee the Investor Certificates of such Series for authentication and redelivery to or upon the written order of the Transferor. Notwithstanding the provisions of this section 6.08(b), prior to the execution of any Supplement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such Supplement is authorized or permitted by this Agreement and any Supplement related to any outstanding Series. The Trustee may, but shall not be obligated to, enter into any such Supplement which adversely affects the rights, duties or immunities under this Agreement of the Person, solely in its individual capacity then serving as Trustee (but not its rights, duties or immunities as Trustee).

		(c)	The Transferor may surrender the Transferor
Certificate to the Trustee in exchange for a newly issued Transferor Certificate and a second certificate (a "Supplemental Certificate"), the terms of which shall be subject to Section 13.01 to the extent that it amends any of the terms of this Agreement, to be delivered to or upon the order of the Transferor (or the holder of a Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions:

		(i)	the Transferor shall have delivered to the Trustee an
Officer's Certificate certifying that the result obtained by multiplying
(x) an amount equal to the excess of the Net Receivables Balance over the Trust Invested Amount by (y) the percentage equivalent of the portion of the Transferor Interest represented by the Transferor Certificate, shall not be less than 2% of the Outstanding Balance of all Receivables owned by the Trust, in each case as of the date of, and after giving effect to, such exchange;

		(ii)	the Rating Agency Condition shall have been
satisfied with respect to such exchange (or transfer or exchange as provided below); and

		(iii)	the Transferor shall have delivered to the Trustee
and any Enhancement Provider a Tax Opinion, dated the date of such exchange (or transfer or exchange as provided below), with respect thereto.

	The Transferor Certificate will at all times be beneficially owned by the Transferor. Any Supplemental Certificate may be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (ii) and (iii) above.


	ARTICLE VII

	OTHER MATTERS RELATING TO THE TRANSFEROR

		SECTION 7.01.  Obligations Not Assignable.  The
obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder.

		SECTION 7.02. Limitations on Liability. None of the directors, officers, employees or agents of the Transferor, past, present or future, shall be under any liability to the Trust, the Trustee, the Holders, any Enhancement Provider or any other Person for any action taken or for refraining from the taking of such action in such capacities pursuant to this Agreement or for any obligation or covenant under this Agreement;
provided, however, that this provision shall not protect any such Person against any liability which would otherwise be imposed by reason of willful misconduct or gross negligence or the reckless disregard by such Person of any of his, her or its obligations and duties hereunder. The Transferor and any director, officer, employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Transferor or any Affiliate thereof) respecting any matters arising hereunder or under any Supplement or the Receivables Purchase Agreements.

		SECTION 7.03.  Indemnification of the Trustee, the
Holders, any Program Agent and any Enhancement Provider. Without limiting any other rights which the Trustee, the Holders (other than the Transferor and its Affiliates), any Program Agent or any Enhancement
Provider and their respective assignees and their respective officers, directors, employees, agents and affiliates (each, an "Indemnified Party" and collectively the "Indemnified Parties") may have hereunder or under applicable law, the Transferor hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, losses and liabilities and related costs and expenses (including reasonable attorneys' fees and disbursements) (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or resulting from any Transaction Document, the activities of the Trustee in connection herewith, the Transferor's use of proceeds of Transfers of Receivables or reinvestments of Collections, the interest conveyed hereunder in Trust Assets, or in respect of any Receivable or any Contract (excluding however (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in any Transaction Document) for uncollectible Receivables or (c) except with respect to clause (xi) below, any federal, state, foreign or local income or franchise taxes or any other tax imposed on or measured by income (or any interest, penalty, or addition to tax with respect thereto or arising from a failure to comply therewith) incurred by such Indemnified Party arising out of or as a result of this Agreement or the interest conveyed hereunder in Trust Assets). Without limiting or being limited by the foregoing, the Transferor shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

		(i)	reliance on any representation, warranty or covenant
made or statement made or deemed made by the Transferor or the Parent (or any of their respective Responsible Officials) under or in connection with any Transaction Document which shall have been incorrect in any material respect when made or deemed made or which the Transferor shall have failed to perform;

		(ii)	the failure by the Transferor to comply with any
Transaction Document or any applicable Requirement of Law with respect to any Trust Asset or related Contract, or the failure of any Receivable or the Related Security or related Contract to conform to any requirement with respect thereto under any Transaction
Document or any Requirement of Law;

		(iii)	the failure to vest in the Trustee on behalf of the
Trust for the benefit of the Beneficiaries either a perfected first priority undivided percentage ownership interest, to the extent of the Aggregate Holders' Interest, or a perfected first priority security interest in the Receivables and the other Trust Assets, free and clear of any Lien;

		(iv)	 the failure to have filed, or any delay in filing, any
financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws that are necessary for perfection or first priority of the ownership or security interest created by this Agreement or any Receivables Purchase Agreement;

		(v)	any dispute, claim, offset or defense (other than
discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Trust
Assets (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise, insurance or services related to such Receivable or the furnishing or failure to furnish such merchandise, insurance or services;

		(vi)	any products liability claim or other claim allegedly
arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

		(vii)	any failure by the Transferor or any Affiliate of the
Transferor to perform its duties or obligations in accordance with the provisions of any Transaction Document, including any failure to so perform in connection with servicing, administering or collecting any Receivable;

		(viii)	 any commingling of Collections at any time with
other funds;

		(ix)	any investigation, litigation or proceeding related to
any Transaction Document or the use of proceeds or reinvestments of proceeds by the Transferor or Zenith of Transfers of Receivables or the ownership of or security interest in Trust Assets or in respect of any Receivable or Contract;

		(x)	any taxes, including sales, excise, intangibles, value
added, personal property and similar taxes, payable with respect to the Receivables;

		(xi)	any federal, state, foreign or local income or
franchise tax, or any other tax imposed on or measured by reference to income, or any interest, penalty or addition to tax with respect thereto or arising from a failure to comply therewith, imposed upon the Trust, the assets of the Trust or the Trustee as a result of its acting in its capacity as trustee hereunder, except with respect to fees or other compensation received by the Trustee; or

		(xii)	Any Receivable classified as an "Eligible Receivable"
by the Transferor or the Servicer in any document or report delivered hereunder failing to satisfy, at the time of such classification, the requirements of eligibility contained in the definition of Eligible Receivable.

		Any Indemnified Amounts due hereunder shall be payable within fifteen Business Days of submission of a claim by the Indemnified Party which describes in reasonable detail the basis for such claim.

		Indemnification pursuant to this Section 7.03 shall only be payable from assets of the Transferor, except that the Holder of the Transferor Certificate and any Supplemental Certificate (and any corporate successor thereof whether by merger, consolidation or otherwise, and any parent corporation of any thereof) shall also be liable with respect to such indemnification to the extent of any payments made with respect to the Transferor Certificate or any Supplemental Certificate after the commencement of the Amortization Period or an Early Amortization
Period (or, if more than one Early Amortization Period occurs, the latest such Early Amortization Period), which payments are received by such Holder, corporate successor or parent (whether by dividend, distribution or otherwise). The rights of the Indemnified Parties under this Section 7.03 shall survive the collection of Receivables, the termination of the Trust and the payment of all amounts otherwise payable hereunder.


	ARTICLE VIII

	OTHER MATTERS RELATING TO THE SERVICER

		SECTION 8.01. Liability of the Servicer. The Servicer shall be liable under this Agreement only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer. No implied duties or covenants shall be read into this Agreement against the Servicer.

		SECTION 8.02.  Merger or Consolidation of, or
Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person unless:

		(a)	(i) the Person formed by such consolidation or into
which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and such corporation shall have expressly assumed, by an agreement supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee the performance of every covenant and obligation of the Servicer hereunder; (ii) the Servicer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each in form satisfactory to the Trustee and stating that such consolidation, merger, conveyance or transfer complies with this Section 8.02 and that all conditions precedent provided for in this Section 8.02(a) relating to such transaction have been complied with; and (iii) the Rating Agency Condition shall have been satisfied; and

		(b)	the corporation formed by such consolidation or into
which the Servicer is merged or which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall have all licenses and approvals of Governmental
Authorities required to service the Receivables, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

		SECTION 8.03. Limitations on Liability. None of the directors, officers, employees or agents of the Servicer, past, present or future, shall be under any liability to the Trust, the Trustee, the Holders or any other Person for any action taken or for refraining from the taking of any action in such capacities pursuant to this Agreement or for any obligation or covenant under this Agreement, it being understood that, with respect to the Servicer, this Agreement and the obligations created hereunder are solely the obligations of the Servicer; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misconduct or gross negligence by such Person. The Servicer and any partner, director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer or any Affiliate thereof) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not reasonably related to its duties as Servicer in accordance with this Agreement and which may involve it in any expense or liability.

		SECTION 8.04. Servicer Indemnification. The Servicer hereby agrees to indemnify each Indemnified Party from and against Indemnified Amounts awarded against or incurred by any of them (excluding however (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party and (b) recourse (except as otherwise specifically provided in any Transaction Document) for uncollectible Receivables) relating to or resulting from:

		(i)	reliance on any representation, warranty or covenant
made or statement made or deemed made by the Servicer (or any of its Responsible Officials) under or in connection with any Transaction Document which shall have been incorrect in any material respect when made or deemed made or which the Servicer shall have failed to perform;

		(ii)	the failure by the Servicer to comply with any
Transaction Document or any applicable Requirement of Law with respect to any Trust Asset or related Contract;

		(iii)	any failure by the Servicer to perform its duties or
obligations in accordance with the provisions of any Transaction
Document, including any failure to so perform in connection with servicing, administering or collecting any Receivable; or

		(iv)	 any commingling of Collections at any time with
other funds.

		The initial Servicer further agrees (whether or not it is the Servicer at the time any claim is made under this sentence) to indemnify (a) each Indemnified Party from and against all reasonable costs and expenses (including reasonable fees and expenses of counsel for such Indemnified Party) incurred by such Indemnified Party in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Transaction Documents and (b) the Trustee from and against all losses, costs and expenses incurred by the Trustee, but in each case under clause (a) and (b) of this sentence only to the extent that such costs and expenses were incurred or arose during or with respect to any period in which Zenith (or any of its Affiliates other than the Transferor) is or shall be the Servicer.

		Indemnification pursuant to this Section 8.04 shall only be payable from the assets of the Servicer. The agreement contained in this
Section 8.04 shall survive the collection of all Receivables, the termination of the Trust and the payment of all amounts otherwise due hereunder.

		Any Indemnified Amounts due hereunder shall be payable within fifteen Business Days of submission of a claim by the Indemnified Party which describes in reasonable detail the basis for such claim.

		SECTION 8.05. The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) its performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take without incurring material liabilities to make its performance of its duties hereunder permissible under applicable law. Any determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel who is not an employee of the Servicer or any Affiliate of the Servicer with respect to clause (i) above, delivered to, and in form reasonably satisfactory to, the Trustee. No resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02.

		SECTION 8.06.  Examination of Records.  The Servicer
shall mark its computer records to give proper notice that the Receivables and other Trust Assets have been transferred to the Trustee, on behalf of the Trust, pursuant to this Agreement for the benefit of the Beneficiaries. The Servicer (and the Transferor) shall, prior to the sale or transfer to a party other than the Transferor of any receivable held in its custody, examine its records to determine that such receivable is not a Receivable.

		SECTION 8.07. Confidentiality. The Servicer agrees to use its best efforts, and shall cause its agents or representatives to use their best efforts, to hold in confidence all Confidential Information; provided that nothing herein shall prevent the Servicer from delivering copies of any financial statements and other documents constituting Confidential
Information or disclosing any other Confidential Information (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Servicer, (ii) as required in the performance of the Servicer's duties hereunder, (iii) as required in enforcing the rights of the Holders hereunder or (iv) as provided in any Supplement. The Servicer agrees to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of all Confidential Information and, in connection therewith, will allow the Transferor to inspect the Servicer's security and confidentiality arrangements from time to time during normal business hours. The Servicer shall use its best efforts to provide the Transferor written notice at least five Business Days prior to any disclosure pursuant to this Section 8.07 and in any event will provide written notice whenever any such disclosure is made.


	ARTICLE IX

	EARLY AMORTIZATION EVENTS

		SECTION 9.01. Early Amortization Events. If any one of the following events shall occur:

		(a)	any failure by the Transferor or the Servicer to make
any payment, transfer or deposit required to be paid, effected or made by it hereunder (including pursuant to Section 3.04(b)) within two Business Days after the same shall become due; or

		(b)	any representation or warranty, certification or
written statement made or deemed made by the Transferor or the Servicer under or in connection with this Agreement, or by the Parent under or in connection with the Parent Undertaking
Agreement, or in any statement, record, certificate, financial statement or other document delivered pursuant to this Agreement or the Parent Undertaking Agreement, or in connection with this Agreement or the Parent Undertaking Agreement, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

		(c)	the Transferor or the Servicer shall fail to observe or
perform any covenant or agreement applicable to it contained herein which has a material adverse effect on any Beneficiary if such failure shall remain unremedied for ten days after the first date on which any Responsible Official of the Transferor or the Servicer knew or should have known of such failure; or

		(d)	any Receivables Purchase Agreement shall for any
reason cease to be in full force and effect or an Early Termination
(as defined therein) shall occur; or

		(e)	the Net Receivables Balance is less than the
Required Net Receivables Balance upon the termination of a Partial Amortization Period; or

		(f)	an Insolvency Event shall occur with respect to any
Originator, the Transferor, the Servicer, Zenith, the Parent or the Trust; or

		(g)	the Securities and Exchange Commission or other
regulatory body having jurisdiction shall reach a final determination that the Trust is an "investment company" within the meaning of the Investment Company Act; or

		(h)	(i) any purchase of any Receivables by the
Transferor under any Receivables Purchase Agreement shall cease to create a valid sale, transfer and assignment to the Transferor of all right, title and interest of the Originator in and to such Receiv-ables and the proceeds thereof, or (ii) any Transfer of any Receivables on any date shall for any reason cease to create a valid and perfected first priority sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in and to such Receivables and the proceeds thereof or, if such Transfer does not constitute such a sale, transfer and assignment, cease to create a valid and perfected first priority security interest in such Receivables and the proceeds thereof, or (iii) the Investor Certifi-cates delivered hereunder shall for any reason (other than due to the acts or omissions of the Investor Certificateholders) cease to evidence the transfer to the Investor Certificateholders of, or the Investor Certificateholders shall otherwise cease to have, a beneficial interest in a trust owning, or the Trustee on behalf of the Trust having a perfected first priority security interest in, the Receivables and the other Trust Assets now existing and hereafter arising and the proceeds thereof to the extent of their respective Undivided Fractional Interests; or

		(i)	the Trust at any time receives a final determination
that the Trust will be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes; or

		(j)	a Servicer Default shall have occurred and be
continuing; or

		(k)	the Servicer shall have resigned in accordance with
the terms of this Agreement; or

		(l)	the Parent shall fail to observe or perform any
covenant or agreement (within any applicable cure period) applicable to it contained in the Parent Undertaking Agreement, or the Parent Undertaking Agreement shall cease to be in effect or the Parent shall so assert in writing; or

		(m)	any material adverse change shall occur in the
collectibility of the Receivables taken as a whole or in the financial condition of the Transferor, Zenith, Zenith and its Subsidiaries taken as a whole or the Parent, or in the ability of any of them or any Originator to perform its obligations under any Transaction Document; or

		(n)	 any of Zenith, the Transferor, the Servicer or any
Originator shall fail to pay principal in respect of any Indebtedness of Zenith, the Transferor, the Servicer or any Originator (as the case may be) that is outstanding (i) in a principal amount, either individually or in the aggregate, of at least $500,000 or (ii) in the case of the Transferor, in any amount (but excluding, in each case, Indebtedness outstanding under any Transaction Document), when the full amount of such Indebtedness becomes due and payable; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate the maturity of such Indebtedness or otherwise to cause such Indebtedness to mature; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

		(o)	the Intercreditor Agreement shall cease to be in full
force and effect; or

		(p)	(i) any Plan Event shall have occurred, (ii) the
Transferor or any ERISA Affiliate shall have withdrawn from a Multiemployer Plan, or (iii) any Multiemployer Plan shall have been terminated or reorganized or become insolvent, and as a result of one or more such events the Transferor or any ERISA Affiliate has incurred or is reasonably expected to incur liability in excess of $1,000,000; or

		(q)	a Termination Event (other than a Termination
Event based upon an Insolvency Event) under any Receivables
Purchase Agreement shall occur; or

		(r)	the Parent and its Controlled Affiliates as a group
shall cease to be the beneficial owners of at least a majority of the Voting Stock of Zenith, or Zenith shall cease to be the beneficial owner of at least a majority of the outstanding Voting Stock of the Transferor.

then, if any of the events set forth in paragraph (f) above shall have occurred, an "Early Amortization Event" shall occur without any notice, demand, protest or other requirement of any kind immediately upon the occurrence of such event, and, if any of the events set forth in any other paragraph above shall have occurred, the Trustee may (and, if directed to do so by a Majority in Interest of any outstanding Series or, if the related Supplement so provides, the Enhancement Provider for such Series, shall), by notice to the Transferor, the Servicer, and each Enhancement Provider, declare that an "Early Amortization Event" shall occur as of the date set forth in such notice. Upon the occurrence of an Early Amortization Event, additional Receivables will not be transferred to the Trust. The Trustee shall be deemed to have knowledge of an Early Amortization Event only if a Responsible Official of the Trustee has actual knowledge or if a Responsible Official of the Trustee has received written notice thereof.

		A Majority in Interest of each outstanding Series (or, if so specified in the related Supplement, each Enhancement Provider for such Series) may, on behalf of all Holders, waive any default (other than a default described in paragraph (e) above) by the Transferor or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions or payments required to be made to Holders or to make any required deposits of any amounts to be so distributed or paid. Holders of Certificates evidencing 67% or more of the aggregate Holders' Interest of each outstanding Series (or, if so specified in the related Supplement, each Enhancement Provider for such Series) may, on behalf of all Holders, waive any default described in paragraph (e) above and its consequences. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

		SECTION 9.02.  Additional Rights upon the Occurrence of
Any Early Amortization Event. (a) Upon the occurrence and during the continuance of any Early Amortization Event, in addition to all other rights and remedies under this Agreement or otherwise and all other rights and remedies provided under the UCC of the State of New York and other applicable laws (which rights shall be cumulative), each of the Servicer, at the direction of the Trustee, and the Trustee may exercise any and all rights and remedies of the Transferor under or in connection with the Receivables Purchase Agreements, including any and all rights of the Transferor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables Purchase Agreements. Further, the Trustee may exercise any and all rights and remedies under the Parent Undertaking Agreement.

		(b)	If an Insolvency Event with respect to the
Transferor occurs, the Transferor shall immediately cease to transfer Receivables to the Trust and shall promptly give written notice to the Trustee, who shall, within two Business Days, forward such notice to the Holders, each Rating Agency, each Program Agent, each Enhancement
Provider and the Servicer of such event. Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and collections relating to such Receivables shall continue to be part of the Trust. Unless, within 10 Business Days of the date of the notice provided for above, the Trustee receives written instructions from a Majority in Interest of each outstanding Series (or, if so specified in the related Supplement, the Enhancement Provider for the Series) instructing the Trustee not to sell, dispose of or liquidate the Receivables, the Trustee or its agent shall promptly proceed to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms; provided, however, that, if the amount available to the Trust for distribution after such sale, disposition or liquidation would be less than the aggregate unpaid Invested Amount of the Investor Certificates plus any unpaid Discount Amount thereon through the Distribution Date next succeeding the date of such sale, the Trustee or its agent shall not proceed with such sale, disposition or liquidation unless a Majority in Interest of each outstanding Series (or, if so specified in the related Supplement, the Enhancement Provider for such Series) shall have consented in writing thereto. The proceeds from such sale, disposition or liquidation of the Receivables shall be treated as Collections on the Receivables and shall be distributed in accordance with the terms of this Agreement after being deposited in the Concentration Account.


	ARTICLE X

	SERVICER DEFAULTS

		SECTION 10.01. Servicer Defaults. If any one of the following events (each being a "Servicer Default") shall occur and be continuing:

		(a)	any failure by the Servicer to make any payment,
transfer or deposit (including pursuant to Section 3.04(b)), or, if applicable, to give instructions or notice to the Trustee to make such payment, transfer or deposit, or to give notice to the Trustee as to any action to be taken under any Enhancement Agreement, or any failure to provide a Determination Date Certificate to the Trustee, in each case, within two Business Days after the same shall become due; or

		(b)	the Servicer shall fail to observe or perform any
other covenant or agreement applicable to it contained herein which has a material adverse effect on any Beneficiary if such failure shall remain unremedied for ten days after the first date on which any Responsible Official of the Servicer knew or should have known of such failure; or

		(c)	any representation, warranty or certification made or
deemed made by the Servicer under or in connection with this Agreement, or in any certificate or information delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

		(d)	an Insolvency Event shall occur with respect to the
Servicer; or

		(e)	the Servicer assigns its duties under this Agreement,
except as specifically permitted by Section 8.02; or

		(f) 	The Servicer shall at any time fail to have
Consolidated Tangible Net Worth of at least $1,000,000;

then, as long as such Servicer Default shall not have been remedied and is continuing, either the Trustee (unless otherwise directed by a Majority in Interest of each outstanding Series or, if so specified in the related Supplement, the Enhancement Provider for such Series) or the Majority in Interest of each Series (or, if so specified in the related Supplement, the Enhancement Provider for such Series), by notice then given in writing to the Servicer (and to the Trustee if given by such Investor
Certificateholders) (each such being a "Termination Notice"), may terminate all but not less than all the rights and obligations of the Servicer as Servicer under this Agreement. The Trustee shall be deemed to have knowledge of a Servicer Default only if a Responsible Official of the Trustee has actual knowledge or if a Responsible Official of the Trustee has received written notice thereof.

		Notwithstanding the foregoing, a delay in or failure of performance referred to in Section 10.01(a) or (b) for a period of five Business Days shall not constitute a Servicer Default if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods, union strikes, work stoppages or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement, and the Servicer shall provide the Trustee, the Transferor, any Enhancement Provider and the Investor Certificateholders with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

		A Majority in Interest of each outstanding Series (or, if so specified in the related Supplement, the Enhancement Provider for such Series) may, on behalf of all Holders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except the failure to make any distributions or payments required to be made to Holders or to make any required deposits of any amounts to be so distributed or paid. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

		After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in such Successor
Servicer (a "Service Transfer") and, without limitation, the Trustee is hereby authorized, empowered and instructed (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate, at its expense, with the Trustee and such Successor Servicer in
(i) effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables as provided under this Agreement, including all authority over all Collections which shall on the date of such Service Transfer be held by the Servicer for deposit to the Concentration Account, any Collection Account, the Trustee's Account or the Transferor's Account, or which have been deposited by the Servicer to the Concentration Account, any Collection Account, or any other account, or which shall thereafter be received with respect to the Receivables, (ii) taking such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of all Confidential Information in accordance with Section
8.07 and (iii) assisting the Successor Servicer until all servicing activities have been transferred to such Successor Servicer, such assistance to include (x) assisting any accountants selected by the Successor Servicer to verify collection records and reports made prior to the Service Transfer and
(y) assisting to make the computer systems of the Servicer and the Successor Servicer compatible to the extent necessary to effect the Servicer Transfer. The Servicer shall, at its expense, within five Business Days of such Service Transfer, (A) assemble such documents, instruments and other records (including computer tapes and disks), which evidence the Receivables and the other Trust Assets, and which are necessary or desirable to collect the Receivables, and shall make the same available to the Successor Servicer or the Trustee or its designee at a place selected by the Successor Servicer or the Trustee and in such form as the Successor Servicer or the Trustee may reasonably request, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Successor
Servicer and the Trustee, and, promptly upon receipt, remit all such cash, checks and instruments to the Successor Servicer or the Trustee or its designee.

		At any time following a Termination Notice:

		(1)	the Servicer shall, at the Trustee's request and at the
Servicer's expense, give notice of the Trust's interest in the Receivables to the related Obligors and direct that payments be made directly to the Trustee or its designee;

		(2)	if the Servicer fails to provide the notice to the
Obligors required in paragraph (1) above, the Trustee may direct the Obligors of Receivables, or any of them, that payment of all amounts payable under any such Receivables be made directly to the Trustee or its designee; and

		(3)	each of the Transferor and each Holder hereby
authorizes the Trustee to take any and all steps in the Transferor's name and on behalf of the Transferor and the Holders necessary or desirable, in the determination of the Trustee, to collect all amounts due under any and all Receivables, including endorsing the Transferor's name on checks and other instruments representing Collections in respect of such Receivables and enforcing such Receivables.

		SECTION 10.02.  Trustee to Act; Appointment of
Successor Servicer.   (a)  On and after the receipt by the Servicer of a
Termination Notice pursuant to Section 10.01 or upon a resignation by the Servicer pursuant to Section 8.05, the Servicer shall continue to perform all servicing functions under this Agreement until (i) in the case of any such receipt, the date specified in such Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice or otherwise specified by the Trustee, until the earlier of a date agreed upon by the Servicer and the Trustee and a date specified by the Trustee in a written notice to the Servicer and (ii) in the case of any such resignation, until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer pursuant to this
Section 10.02. The Trustee shall as promptly as possible after the giving of a Termination Notice or such a resignation pursuant to Section 8.05 hereof appoint an Eligible Servicer (which may be Citibank, N.A.) as a successor servicer (the "Successor Servicer") subject, if specified in any Supplement, to the consent of a Majority in Interest of such Series, which consent shall not be unreasonably withheld or delayed, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment by the earlier of 30 days after the date of such Termination Notice or resignation or at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an affiliate or agent of the Trustee in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Trustee shall, if it is unable or unwilling so to act as Successor Servicer, petition a court of competent jurisdiction to appoint any established institution that is an Eligible Servicer (other than the Trustee) as the Successor Servicer hereunder.

		(b)	Upon its appointment, the Successor Servicer shall be the
successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to such Successor Servicer; provided, however, that neither the Trustee (solely in its capacity as such) nor any Successor Servicer shall be deemed in default hereunder as a result of the predecessor Servicer's failure to deliver necessary Trust Assets, documents, or records to the Trustee (solely in its capacity as such) or to such Successor Servicer; and provided further that the Successor Servicer shall not be liable for any acts or omissions of the Servicer occurring prior to such succession or for any breach by the Servicer of any of its representations and warranties contained herein or in any related document or agreement. The Successor Servicer shall be reimbursed by the Transferor for any reasonable transition fees, costs and out-of-pocket expenses incurred in connection with a Service Transfer in accordance with
Section 3.02(b). Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of any Enhancement Agreement.

		(c)	In connection with any Termination Notice, the
Trustee shall be permitted to appoint any Eligible Servicer as a Successor Servicer for servicing compensation not in excess of the Servicing Fee, unless the Trustee shall agree to pay the excess over the Servicing Fee of the compensation of any such Successor Servicer but in no event shall such compensation exceed a per annum fee equal to the lesser of (i) the product of 1% and the average of the aggregate Invested Amounts with respect to all Series on each day in the immediately preceding Interest Period, and (ii) the product of 110% and an amount equal to the aggregate amount of such Servicer's actual costs.

		(d)	All authority and power granted to the Successor
Servicer under this Agreement shall automatically terminate upon termination of the Trust and shall pass to and be vested in the Transferor, and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things, necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing of the Receivables. Upon such termination of the Trust, the Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request.

		SECTION 10.03. Notification to Holders. Promptly and in any event within two Business Days after a Responsible Official of the Servicer obtains knowledge of any Servicer Default, the Servicer shall give written notice thereof to a Responsible Official of the Trustee, and the Trustee shall promptly deliver a copy of such notice to the Holders, each Enhancement Provider and each Rating Agency. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to the Transferor and the Holders.


	ARTICLE XI

	THE TRUSTEE

		SECTION 11.01.  Duties of the Trustee.  (a)  Other than
while acting in its capacity as Successor Servicer, the Trustee, prior to the occurrence of a Servicer Default of which a Responsible Official of the Trustee has actual knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied duties or covenants shall be read into this Agreement against the Trustee. If a Responsible Official of the Trustee has actual knowledge that a Servicer Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

		(b)	The Trustee, upon receipt of any resolutions,
certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement or any Supplement, shall examine them to determine whether they substantially conform to the requirements of this Agreement or any Supplement. The Trustee shall give prompt written notice to the Transferor, the Holders, any Enhancement Provider and each Rating Agency of any material lack of conformity of any such instrument to the applicable requirements of this Agreement or any Supplement discovered by the Trustee which would entitle any Enhancement Provider or a specified percentage of the Investor Certificateholders to take any action pursuant to this Agreement or any Supplement.

		(c)	Subject to Section 11.01(a), no provision of this
Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct; provided, however, that:

		(i)	the Trustee shall not be personally liable for an error
of judgment made in good faith by any Responsible Official of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

		(ii)	the Trustee shall not be personally liable with
respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of a Majority in Interest of each outstanding Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee in accordance with the terms of this Agreement, or exercising any trust or power conferred upon the Trustee, under this Agreement;
and

		(iii)	the Trustee shall not be charged with knowledge of
any failure by the Servicer to comply with the obligations of the Servicer referred to in Section 10.01 or of any Early Amortization
Event unless a Responsible Official of the Trustee obtains actual knowledge of such failure or such event or the Trustee receives written notice of such failure or such event from the Servicer, each Enhancement Provider or the Holders of any outstanding Series evidencing not less than 20% of the Invested Amount for such Series.

		(d)	The Trustee shall not be required to expend or risk
its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or under any Supplement or in the exercise of any of its rights or powers if there is reasonable grounds for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

		(e)	Except for actions expressly authorized by this
Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

		(f)	Except as expressly provided in this Agreement, the
Trustee shall have no power to vary the corpus of the Trust including by (i) accepting any substitute obligation for a Receivable initially Transferred to the Trust under Section 2.01, (ii) adding any other investment, obligation or security to the Trust or (iii) withdrawing from the Trust any Receivable.

		(g)	In the event that the Transfer Agent and Registrar
shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Transfer Agent and Registrar, as the case may be, under this Agreement or under any Supplement, the Trustee shall be obligated promptly upon its actual knowledge thereof to perform such obligation, duty or agreement in the manner so required.

		(h)	The Trustee shall have no responsibility or liability
for the selection of, or investment losses on, Eligible Investments.

		(i)	Notwithstanding any other provision contained
herein, the Trustee is not acting as, and shall not be deemed to be, a fiduciary for any Enhancement Provider in its capacity as such or as a Beneficiary, and the Trustee's sole responsibility with respect to any such Enhancement Provider shall be to perform those duties with respect to any such Enhancement Provider as are specifically set forth herein, and no implied duties or obligations shall be read into this Agreement against the Trustee with respect to any such Enhancement Provider.

		(j)	The Trustee shall notify each Rating Agency and
each Enhancement Provider (i) of any notice which the Trustee receives pursuant to Section 2.05(f)(i), 2.05(g) or 3.04(h)(i), (ii) of any change in any rating of the Certificates of any other Rating Agency and (iii) immediately of the occurrence of any Early Amortization Event under
Article IX.

		(k)	The Trustee shall, with respect to each Daily Report
(upon which the Trustee may conclusively rely), (A) compare the Collections reported that day by the Servicer to the actual Collections deposited to the Collection Account, (B) with respect to the reconciliation of each of the trust accounts, compare the beginning balance as reported by the Servicer to the amount on deposit in the trust accounts per the accounting records of the Trustee and (C) perform each of the account transfers set forth in the Daily Report, as directed by the Servicer.

		(l)	The Trustee shall follow the following procedures
with respect to each Determination Date Certificate (upon which the Trustee may conclusively rely):

		(i)	with respect to the reconciliation of each of the trust
accounts, compare the beginning and ending balances to the amounts which were on deposit in the trust accounts per the accounting records of the Trustee as of the applicable date; and

		(ii)	examine potential Early Amortization Events for
positive indications of actual Early Amortization Events pursuant to any such requirement in any applicable Supplement.

		(m)	Notwithstanding any other provision of this
Agreement or any Supplement, upon discovery by the Trustee of any material discrepancy between the amounts reported by the Servicer and the amounts calculated as provided above, the Trustee shall promptly notify the Servicer thereof and the Servicer shall thereupon have ten days to resolve such discrepancy before the Trustee shall be obligated to give notice to the Holders, each Enhancement Provider and each Rating
Agency.

		SECTION 11.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

		(a)	the Trustee may conclusively rely on and shall be
fully protected in acting on, or in refraining from acting in accord with, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it in good faith to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

		(b)	the Trustee may consult with counsel and, as a
condition to taking, suffering or omitting to take any action, may demand an Opinion of Counsel, and any advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

		(c)	the Trustee shall be under no obligation to exercise
any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of a Servicer Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

		(d)	subject to Section 11.01(c), the Trustee shall not be
personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

		(e)	the Trustee shall not be bound to make any in-
vestigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document, unless requested in writing so to do by Holders of any outstanding Series evidencing not less than 20% of the Invested
Amount for such Series or, if so specified in any Supplement, the Enhancement Provider therefor;

		(f)	the Trustee may execute any of the trusts or powers
hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of any such agent, attorney or custodian appointed with due care by it hereunder;

		(g)	except as required by Section 11.01, the Trustee
shall not be required to make any initial or periodic examination of any documents or records related to the Receivables for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose; and

		(h)	nothing in this Agreement shall be construed to
require the Trustee to monitor the performance of the Servicer or act as a guarantor of the Servicer's performance.

		SECTION 11.03. Trustee Not Liable for Recitals in Certificates or Receivables. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor in respect of the Receivables or deposited in or withdrawn from the Concentration Account, any Collection Account, the Transferor's
Account, the Trustee's Account or any other account hereafter established in accordance with the terms of this Agreement and any Supplement. The
Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any security interest in any Receivable, or the perfection and priority of such security interest or the maintenance of any such perfection and priority or the accuracy, content or completeness of any offering documents used in connection with the sale of the Certificates.

		SECTION 11.04.  Trustee May Own Certificates.  The
Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates and may otherwise deal, and transact banking business, with the Servicer and the Transferor with the same rights as it would have if it were not the Trustee.

		SECTION 11.05.  Compensation; Trustee's Expenses.  (a)
The Trustee shall be entitled to receive a monthly Trustee's fee (which fee, to the extent permitted by applicable law, shall not be limited by any provision of law, such fee being the "Trustee's Fee") in respect of each Collection Period (or portion thereof) from the date hereof until the termination of the Amortization Period, payable in arrears on each Distribution Date in an amount agreed upon in writing by the Trustee and the Transferor. The Trustee's Fee shall be the aggregate of the Series Trustee's Fees specified in the Supplements. The Trustee's Fee shall be payable, first, from Investor Collections pursuant to, and subject to the priority of payment set forth in, the applicable Supplement, second, to the extent not paid from Investor Collections, by the Transferor, and third, to the extent not paid from Investor Collections or by the Transferor, by the Servicer pursuant to Section 3.02(b). When the Trustee incurs expenses or renders services in connection with an Insolvency Event such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors rights generally.

		(b)	Expenses.  The Transferor will pay or reimburse the
Trustee upon its request on at least 5 Business Days' notice providing reasonable detail, and if the Transferor shall fail to do so, the Servicer will so pay or reimburse the Trustee (with a right to reimbursement from the Transferor) pursuant to Section 3.02(b), and if both the Transferor and the Servicer shall fail to do so, the Program Agent will have the right, but not the obligation, to so pay or reimburse the Trustee (with a right to reimbursement from the Transferor), for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any Supplement or in connection with any amendment hereto (including the reasonable fees and expenses of its agents, any co-trustee and counsel and fees incurred in connection with a Servicer Default or an Early Amortization Event) except any such expense, disbursement or advance as may arise from its gross negligence or willful misconduct and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to
Section 10.02, the provision of this Section 11.05 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer, which shall be paid, first, out of the Servicing Fee and, second, to the extent not paid out of the Servicing Fee, by the Transferor pursuant to Section 3.02(b). The Transferor's and Servicer's covenant provided in this Section 11.05 shall survive the termination of the Trust.

		SECTION 11.06.  Eligibility Requirements for Trustee.
The Trustee hereunder shall at all times be an Eligible Institution. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then, for the purpose of this Section 11.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

		SECTION 11.07. Resignation or Removal of Trustee. (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving 30 days' written notice thereof to the Transferor, the Parent and the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee acceptable to each Enhancement Provider and a Majority in Interest of each outstanding
Series by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

		(b)	If at any time the Trustee shall cease to be eligible in
accordance with the provisions of Section 11.06 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged as bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and promptly appoint a successor trustee acceptable to each Enhancement Provider and to a Majority in Interest of each outstanding Series by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

		(c)	If at any time the Trustee shall fail to perform its
obligations under this Agreement, a Majority in Interest of each outstanding Series may remove the Trustee and direct the Servicer to promptly appoint a successor trustee acceptable to each Enhancement
Provider and to a Majority in Interest of each outstanding Series by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee; provided that if all other procedures fail and a successor trustee has not accepted an appointment pursuant to this Section 11.07(c) within 30 days after the Trustee shall have received notice from the Majority in Interest of each outstanding Series of their intention to remove such Trustee, the Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

		(d)	Notwithstanding anything herein to the contrary, any
resignation or removal of the Trustee and appointment of successor trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08.

		SECTION 11.08. Successor Trustee. (a) Any successor trustee appointed as provided in Section 11.07 shall execute, acknowledge and deliver to the Transferor, the Servicer and its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver (with the expense therefor payable out of the Trustee's Fee, and by the Transferor and the Servicer, pursuant to Sections 3.02(b) and 11.05(b)) to the successor trustee all documents or copies thereof and statements held by it hereunder, and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

		(b)	No successor trustee shall accept appointment as
provided in this Section 11.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.06.

		(c)	Upon acceptance of appointment by a successor
trustee as provided in this Section 11.08, such successor trustee shall mail notice of such succession hereunder to all Investor Certificateholders, each Enhancement Provider and to and each Rating Agency.

		SECTION 11.09.  Merger or Consolidation of Trustee.
Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 11.06.

		SECTION 11.10.  Appointment of Co-Trustee or Separate
Trustee. (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Beneficiaries, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.06 and no notice to Holders of the appointment of any co-trustee or separate trustee shall he required under Section 11.08.

		(b)	Every separate trustee and co-trustee shall, to the
extent permitted by law, be appointed and act subject to the following provisions and conditions:

		(i)	all rights, powers, duties and obligations conferred
or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as Successor Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

		(ii)	no separate trustee or co-trustee hereunder shall be
personally liable by reason of any act or omission of any other trustee or co-trustee hereunder; and

		(iii)	the Trustee may at any time accept the resignation
of or remove any separate trustee or co-trustee.

		(c)	Any notice, request or other writing given to the
Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

		(d)	Any separate trustee or co-trustee may at any time
appoint the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

		SECTION 11.11. Tax Returns. In the event the Trust shall be required to file any tax returns, the Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed, and the Servicer shall cause the Trust not to elect to be taxed under the Internal Revenue Code as a corporation or as an association taxable as a corporation. The Trustee shall promptly sign such returns and deliver such returns after signature to the Servicer, and such returns shall be filed by the Servicer. The Servicer in accordance with the Supplements shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Investor Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to the Holders. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. In no event shall the Trustee be liable for any liabilities, costs or expenses of the Trust or the Investor Certificateholders arising out of the application of any tax law, including federal, state, foreign or local income or franchise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition to tax with respect thereto or arising from a failure to comply therewith).

		SECTION 11.12. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the benefit of the Beneficiaries in respect of which such judgment has been obtained.

		SECTION 11.13. Suits for Enforcement. (a) If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Sections 11.01 and 11.14, proceed to protect and enforce its rights and the rights of the Holders under this Agreement by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Holders.

		(b)	Nothing herein contained shall be deemed to
authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Certificates or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

		SECTION 11.14. Rights of Holders to Direct Trustee. A Majority in Interest of any outstanding Series (or, if so specified in the related Supplement, the Enhancement Provider for such Series or, in the event of conflicting instructions from the Majority in Interest of two or more separate Series, the Majority in Interest for all Series) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee under any Transaction Document, or exercising any trust or power conferred on the Trustee under any Transaction Document; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee after being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by any Responsible Official of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Holders not parties to such direction.

		SECTION 11.15.  Representations and Warranties of
Trustee.  The Trustee represents and warrants that:

		(a)	the Trustee is a banking corporation duly organized,
validly existing and in good standing under the laws of the State of New York, and has the power to own its assets and to transact the business in which it is presently engaged;

		(b)	the Trustee has full power, authority and right to
execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

		(c)	this Agreement has been duly executed and
delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as such enforceability may be limited by general principles of equity, whether considered in a suit at law or in equity).

		SECTION 11.16.  Maintenance of Office or Agency.  The
Trustee will maintain at its expense in New York, New York an office or agency (the "Corporate Trust Office") where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially designates its office or agency at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and
Agency Group/Structured Finance, as such office. The Trustee will give prompt written notice to the Transferor, the Servicer and to the Holders of any change in the location of the Certificate Register or any such office or agency.


	ARTICLE XII

	TERMINATION

		SECTION 12.01. Termination of Trust. The Trust and the respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Holders as hereinafter set forth) shall terminate, except with respect to the duties described in Sections 2.01(b), 3.02(b), 7.03, 8.04, 8.07, 11.05 and 12.02(b), upon the earlier to occur of (i) the Termination Date of the last outstanding Series of Certificates and (ii) December 31, 2017.

		SECTION 12.02.  Final Distribution.  (a)  The Servicer
shall give the Parent and the Trustee, and the Trustee shall give each Holder, at least 30 days' prior written notice of the date on which (i) the Trust is expected to terminate in accordance with Section 12.01 and (ii) the Holders may surrender their Certificates for payment of the final distribution on and cancellation of such Certificates. Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in Section 3.06 covering the period during the then-current calendar year through the date of such notice. Not later than five days after the Trustee shall receive such notice, the Trustee shall mail notice to the Holders specifying (i) the date upon which such final distribution will be made upon presentation and surrender of such Certificates at the office or offices therein designated, (ii) the amount of any such final distribution and (iii) that the Distribution Date otherwise applicable to such final distribution is not applicable, payments being made only upon presentation and surrender of such Certificates at the office or offices therein specified. Each such Holder shall surrender its Certificate to the Trustee following receipt of the final distribution thereon. The Trustee shall give such notice to the Transfer Agent and Registrar at the time such notice is given to the Holders.

		(b)	Notwithstanding the Servicer's delivery to the
Trustee, or the Trustee's delivery to the Holders, of the notices required under Section 12.02(a), all funds then on deposit in the Concentration
Account, any Collection Account, any Series Account, the Transferor's
Account or the Trustee's Account shall continue to be held in trust for the benefit of the Beneficiaries, and the Trustee shall pay such funds to the Holders upon surrender of their Certificates pursuant to, and subject to the priorities set forth in, the applicable Supplement, as if such surrender date were on a Distribution Date. In the event that all Holders do not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice from the Trustee, the Trustee shall give a second written notice to the remaining Holders to surrender their Certificates for cancellation and receive the final distribution with respect thereto and no further interest shall be payable with respect to any such Certificate for any period after such specified date. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Holders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Trustee's Account (if such Holders are Investor Certificateholders) or the Transferor's Account (if any such Holder is the Holder of the Transferor Certificate) held for the benefit of such Holders.
The Trustee shall pay to the Transferor any monies held by it for the payment of principal or interest that remains unclaimed for two years after the date specified in the initial above-mentioned written notice from the Trustee. After payment to the Transferor, Investor Certificateholders entitled to any monies must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

		SECTION 12.03.  Transferor's Termination Rights.  Upon
the termination of the Trust, the indefeasible payment in full of all amounts due to the Investor Certificateholders, payment of Trustee's fees and expenses and the surrender of the Transferor Certificate, the Trustee shall assign and convey to the Holder of the Transferor Certificate or its designee, without recourse, representation or warranty (except for the representation that each Receivable and all other Trust Assets will be free and clear of all Liens which arose as a result of any claim against or affecting, or any act or omission of, the Trustee in its individual capacity not related to the transactions contemplated by the Transaction
Documents), all right, title and interest of the Trust in and to the Receivables, whether then existing or thereafter created, and all other Trust Assets, and all proceeds thereof except for amounts held in any account by the Trustee pursuant to Section 12.02(b). The Trustee at the expense of the Transferor shall execute and deliver such instruments of transfer and assignment, in each case without recourse, representation or warranty, as shall be prepared by the Transferor for execution by the Trustee which are reasonably requested by the Transferor to vest in the Transferor all right, title and interest which the Trust had in the Receivables and all other Trust Assets.


	ARTICLE XIII

	MISCELLANEOUS PROVISIONS

		SECTION 13.01. Amendment. (a) This Agreement or any Supplement may be amended from time to time by the Servicer, the Transferor, the Parent and the Trustee without the consent of any of the Investor Certificateholders (i) to cure any ambiguity or (ii) to correct or supplement any provision herein which may be inconsistent with any other provision herein; provided that any amendment pursuant to this clause (a) shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Beneficiary.

		(b)	This Agreement or any Supplement may be amended
from time to time by the Servicer, the Transferor, the Parent and the Trustee, so long as the Rating Agency Condition is satisfied, with the consent of a Majority in Interest of each adversely affected Series (or, if so specified in the related Supplement, the Enhancement Provider for such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions to be made to any Holder or deposits of amounts to be so distributed or the amount available under any Enhancement without the consent of each such Holder, (ii) change the definition of or the manner of calculating the Holders' Interest or the Aggregate Holders' Interest or any Investor Certificateholder's interest therein without the consent of each affected Investor Certificateholder or
(iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder. The
Trustee may request an Officer's Certificate and Opinion of Counsel with respect to an amendment entered into pursuant to this Section 13.01(b) concerning compliance with the requirements of this Agreement. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series, other than any Series with respect to which such action shall not, as evidenced by an Opinion of Counsel (which counsel shall not be an employee of, or counsel for, Zenith, the Servicer or the Transferor), addressed and delivered to the Trustee, adversely affect the interests of any Investor Certificateholder of such Series.

		(c)	Promptly after the execution of any such amendment
or consent (other than an amendment pursuant to Section 13.01(a)), the Trustee shall furnish written notification of the substance of such amendment to the Parent, each Rating Agency, Investor Certificateholder and Enhancement Provider.

		(d)	It shall not be necessary for the consent of Investor
Certificateholders under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

		(e)	Notwithstanding anything in this Section 13.01 to
the contrary, no amendment may be made to this Agreement or any Supplement which would adversely affect the interests of any Enhancement Provider without the consent of such Enhancement Provider.

		(f)	Any supplement executed in accordance with the
provisions of Section 6.08 shall not be considered an amendment to this Agreement for the purposes of this Section 13.01.

		(g)	Prior to the execution of any amendment to this
Agreement or any Supplement, the Trustee and any Enhancement Provider shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects its own rights, duties, indemnities or immunities in its individual capacity under this Agreement, any Supplement or otherwise.

		SECTION 13.02.  Limitation on Rights of Holders.
(a) The death or incapacity of any Investor Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Investor Certificateholders' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

		(b)	No Holder shall have the right to vote (except as
expressly provided in this Agreement, including under Section 11.14) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association for any reason, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

		(c)	 No Investor Certificateholder shall have any right
by virtue of any provisions of this Agreement to file or otherwise institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Investor Certificateholder previously shall have made, and unless a Majority in Interest of each outstanding Series shall have made, a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after such request and offer of indemnity, shall have failed to file or otherwise refused to institute any such action, suit or proceeding. No one or more Holders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any of the Investor Certificates, or to obtain or seek to obtain priority over or preference to any such Investor Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided. For the protection and enforcement of the provisions of this
Section 13.02, each and every Investor Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity. Notwithstanding any other provision of this Agreement, the Certificates or any Supplement, each Investor Certificateholder shall have the right to receive the payments of all amounts due hereunder under the Certificates held by such Holder and under the Supplement relating to the Series of Certificates held by such Holder and the right to institute suit for the enforcement of any such payment without the consent of the Trustee or any other Holder.

		(d)	By its acceptance of the Transferor Certificate, the
Holder thereof agrees that it will take no action with respect to such Holder's rights under this Agreement that is inconsistent with, or adverse to, the interests of any Beneficiary.

		SECTION 13.03. Notices; Payments. (a) All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex and facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or overnight courier or facsimile, to the intended party at the address or facsimile number of such party set forth below or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if personally delivered, when received, (ii) if sent by certified mail, four Business Days after having been deposited in the mail, postage prepaid, (iii) if sent by overnight courier, two Business Days after having been given to such courier, unless sooner received by the addressee and
(iv) if transmitted by facsimile, when sent, upon receipt confirmed by telephone or electronic means. Notices and communications sent hereunder on a day that is not a Business Day shall be deemed to have been sent on the following Business Day.

		If to the Transferor,

		Zenith Finance Corporation
		1000 Milwaukee Avenue
		Glenview, Illinois 60025
		Tel.: (847) 391-7400
		Fax:  (847) 391-8876
		Attn.:  Treasurer

		with a copy to:

		Tel.:  (847) 391-8066
		Fax.:  (847) 391-8584
		Attn.:  Secretary

		If to the Servicer,

		Zenith Electronics Corporation
		1000 Milwaukee Avenue
		Glenview, Illinois 60025
		Tel.:  (847) 391-7286
		Fax:  (847) 391-8876
		Attn.:  Manager Banking and Finance

		with a copy to:

		Tel.:  (847) 391-8064
		Fax.:  (847) 391-8584
		Attn.:  General Counsel

		If to the Parent,

		LG Electronics Inc.
		20 Yoido-dong
		Youngdungpo-gu
		Seoul, Korea  150-721
		Tel.: 011 822 3777 3454
		Fax:  011 822 3777 5303
		Attn.:  Director of Finance

		If to the Trustee,

		Bankers Trust Company
		Four Albany Street
		New York, New York 10006
		Tel.: (212) 250-2601
		Fax:  (212) 250-6439
		Attn.:  Corporate Trust and Agency Group/Structured
Finance

		If to the Transfer Agent and Registrar,

		Bankers Trust Company
		Four Albany Street
		New York, New York 10006
		Tel.: (212) 250-2601
		Fax:  (212) 250-6439
		Attn.:  Corporate Trust and Agency Group/Structured
Finance

		If to an Enhancement Provider or to a Program Agent, to the address of such Person specified in the related
Supplement.

		 If the Servicer is not Zenith, notices shall be given to the Servicer at the address designated by such Servicer, with a copy to Zenith at the address designated above.

		(b)	Any notice required or permitted to be mailed to an
Investor Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register.
 Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

		(c)	If the Transferor is not the Holder of the Transferor
Certificate, the Holder of the Transferor Certificate shall be entitled to receive all notices which the Investor Certificateholders receive.

		SECTION 13.04.  Rule 144A Information.  For so long as
any of the Investor Certificates of any Series are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Transferor, the Servicer and any Enhancement Provider agree to cooperate with each other to provide to each Investor Certificateholder of such Series and to each prospective purchaser of Investor Certificates designated by such an Investor Certificateholder, upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act (or any successor provision).

		SECTION 13.05. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or of the Certificates or rights of the Holders.

		SECTION 13.06.  Assignment.  Notwithstanding anything
to the contrary contained herein, (i) this Agreement may not be assigned by the Transferor and (ii) except as provided in Section 8.02, this Agreement may not be assigned by the Servicer without the prior consent of a Majority in Interest of each outstanding Series.

		SECTION 13.07.  Certificates Nonassessable and Fully
Paid. It is the intention of the parties to this Agreement that the Holders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that Certificates upon authentication thereof by the Trustee pursuant to Section
6.02 are and shall be deemed fully paid.

		SECTION 13.08.  No Proceedings.  Notwithstanding any
prior termination of the Trust, the Servicer, each Program Agent, each Enhancement Provider, the Trustee and the Holders shall not, so long as there shall not have elapsed one year and one day after the termination of the Trust, institute against the Trust or the Transferor any proceeding of the type referred to in the definition of "Insolvency Event" and the Transferor shall not institute any such proceeding against the Trust.

		SECTION 13.09.  No Waiver; Cumulative Remedies.  No
failure to exercise and no delay in exercising, on the part of any Person, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

		SECTION 13.10. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

		SECTION 13.11.  Third-Party Beneficiaries.  This
Agreement will inure to the benefit of and be binding upon the parties hereto, each Beneficiary and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

		SECTION 13.12.  Actions by Holders.  (a)  Whenever in
this Agreement a provision is made that an action may be taken or a notice given by Investor Certificateholders, such action or notice may be taken or given by any Investor Certificateholder, unless such provision requires a specific percentage of Investor Certificateholders.

		(b)	Any notice, consent, waiver or other act by the
Holder of a Certificate shall bind such Holder and every subsequent Holder of such Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

		SECTION 13.13. Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof and thereof, and all prior understandings, written or oral, are superseded by the Transaction Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

		SECTION 13.14. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

		SECTION 13.15.  Construction of Agreement.  The
Transferor hereby grants to the Trustee on behalf of the Trust a security interest in all of the Transferor's right, title and interest in, to and under the Receivables now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto, and all other
Trust Assets, and all "proceeds" thereof, to secure all the Transferor's and Servicer's obligations hereunder, including the Transferor's obligation to sell or transfer to the Trust all Receivables existing on the date hereof or hereafter created and transferred to the Transferor from time to time under the Receivables Purchase Agreements. This Agreement shall constitute a security agreement under applicable law.

		SECTION 13.16. Governing Law; Jurisdiction; Consent to Service of Process. (a) Governing Law. THIS AGREEMENT,
INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES
HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK,
EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE
INTERESTS OF THE TRUSTEE ON BEHALF OF THE TRUST IN
THE TRUST ASSETS IS GOVERNED BY THE LAWS OF A
JURISDICTION OTHER THAN THE STATE OF NEW YORK.

		(b)	Jurisdiction.   (i)  Each of the parties hereto hereby
irrevocably and unconditionally submits, for itself and its property, to the nonexclusive general jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Transaction Documents in the courts of any jurisdiction.

		(ii)	Each of the parties hereto irrevocably and
unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

		(c)	Consent to Service of Process.  Each party to this
Agreement irrevocably consents to service of process by personal delivery, certified mail, postage prepaid or overnight courier. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.



		(d)	Waiver of Jury Trial.  Each party to this Agreement
waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under or relating to this Agreement, any other
Transaction Document or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any course of conduct, course of dealing, statements (whether oral or written), actions of any of the parties hereto and the liquidity providers or any other relationship existing in connection with this Agreement or any other Transaction Document, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

		IN WITNESS WHEREOF, the parties hereto have caused this Pooling and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

	ZENITH FINANCE CORPORATION,
		 as Transferor


	By:
			Name:
			Title:


	ZENITH ELECTRONICS CORPORATION,
		and as Servicer


	By:
			Name:
			Title:


	BANKERS TRUST COMPANY,
		not in its individual capacity
  but solely as Trustee


	By:
			Name:
			Title:

[BELONGS IN THE BEGINNING OF DOCUMENT]

                                                     	EXECUTION COPY



                     	ZENITH TRADE RECEIVABLES MASTER TRUST

                       	POOLING AND SERVICING AGREEMENT

                        	Dated as of March 31, 1997

                                    	Among

                       	ZENITH FINANCE CORPORATION,

                               	as Transferor

                     	ZENITH ELECTRONICS CORPORATION,

                               	as Servicer

	                                   and

                        	BANKERS TRUST COMPANY,

                               	as Trustee





	                           TABLE OF CONTENTS


                               	ARTICLE I

                              	DEFINITIONS

	SECTION 1.01.  Definitions	  1
	SECTION 1.02.  Other Definitional Provisions	 24
	SECTION 1.03.  Computation of Time Periods	 24

	ARTICLE II

	TRANSFER OF RECEIVABLES

	SECTION 2.01.  Transfer of Receivables	 24
	SECTION 2.02.  Acceptance by Trustee	 26
	SECTION 2.03.  Representations and Warranties of the
Transferor Relating to 	the Transferor.	 26
	SECTION 2.04.  Representations and Warranties of the
Transferor Relating to 	the Trust Assets	 31
	SECTION 2.05.  Affirmative Covenants of the Transferor	 33
	SECTION 2.06.  Negative Covenants of the Transferor	 38
	SECTION 2.07.  Addition and Removal of Originators	 42
	SECTION 2.08.  Deemed Collections for Dilution	 43

	ARTICLE III

	ADMINISTRATION AND SERVICING OF RECEIVABLES

	SECTION 3.01.  Acceptance of Appointment and Other
Matters Relating to the 	Servicer	 43
	SECTION 3.02.  Servicing Compensation; Servicer's Expenses	 45
	SECTION 3.03.  Representations and Warranties of the Servicer	 46
	SECTION 3.04.  Covenants of the Servicer	 48
	SECTION 3.05.  Reports and Records for the Trustee	 54
	SECTION 3.06.  Annual Certificate of Servicer	 54
	SECTION 3.07.  Annual Servicing Report of Independent
Public Accountants	 54
	SECTION 3.08.  Tax Treatment	 54
	SECTION 3.09.  Notices to Zenith.	 55
	SECTION 3.10.  Adjustments	 55
	SECTION 3.11.  Securities and Exchange Commission Filings	 55



	ARTICLE IV

	RIGHTS OF HOLDERS AND
	ALLOCATION AND APPLICATION OF COLLECTIONS

	SECTION 4.01.  Rights of Holders	 55
	SECTION 4.02.  Establishment of Concentration Account
and Collection 	Accounts	 56
	SECTION 4.03.  Allocation of Collections	 59

	ARTICLE V

	DISTRIBUTIONS AND REPORTS TO HOLDERS

	SECTION 5.01.  Distributions and Reports to Holders	 59

	ARTICLE VI

	THE CERTIFICATES

	SECTION 6.01.  The Certificates	 59
	SECTION 6.02.  Authentication of Certificates	 60
	SECTION 6.03.  Registration of Transfer and Exchange of
Certificates	 60
	SECTION 6.04.  Mutilated, Destroyed, Lost or Stolen
Certificates	 62
	SECTION 6.05.  Persons Deemed Owners	 62
	SECTION 6.06.  Access to List of Holders' Names and
Addresses	 63
	SECTION 6.07.  Authenticating Agent	 63
	SECTION 6.08.  New Issuances	 64

	ARTICLE VII

	OTHER MATTERS RELATING TO THE TRANSFEROR

	SECTION 7.01.  Obligations Not Assignable	 67
	SECTION 7.02.  Limitations on Liability	 67
	SECTION 7.03.  Indemnification of the Trustee, the
Holders, any Program 	Agent and any Enhancement Provider	 67

	ARTICLE VIII

	OTHER MATTERS RELATING TO THE SERVICER

	SECTION 8.01.  Liability of the Servicer	 70
	SECTION 8.02.  Merger or Consolidation of, or
Assumption of the Obligations 	of, the Servicer	 70
	SECTION 8.03.  Limitations on Liability	 71
	SECTION 8.04.  Servicer Indemnification	 71
	SECTION 8.05.  The Servicer Not to Resign	 72
	SECTION 8.06.  Examination of Records	 72
	SECTION 8.07.  Confidentiality	 72

	ARTICLE IX

	EARLY AMORTIZATION EVENTS

	SECTION 9.01.  Early Amortization Events	 73
	SECTION 9.02.  Additional Rights upon the Occurrence of
Any Early 	Amortization Event	 76

	ARTICLE X

	SERVICER DEFAULTS

	SECTION 10.01.  Servicer Defaults	 77
	SECTION 10.02.  Trustee to Act; Appointment of Successor Servicer	 80
	SECTION 10.03.  Notification to Holders	 81

	ARTICLE XI

	THE TRUSTEE

	SECTION 11.01.  Duties of the Trustee	 82
	SECTION 11.02.  Certain Matters Affecting the Trustee	 84
	SECTION 11.03.  Trustee Not Liable for Recitals in
Certificates or Receivables	 86
	SECTION 11.04.  Trustee May Own Certificates	 86
	SECTION 11.05.  Compensation; Trustee's Expenses	 86
	SECTION 11.06.  Eligibility Requirements for Trustee	 87
	SECTION 11.07.  Resignation or Removal of Trustee	 87
	SECTION 11.08.  Successor Trustee	 88
	SECTION 11.09.  Merger or Consolidation of Trustee	 89
	SECTION 11.10.  Appointment of Co-Trustee or Separate
Trustee	 89
	SECTION 11.11.  Tax Returns	 90
	SECTION 11.12.  Trustee May Enforce Claims Without
Possession of 	Certificates	 91
	SECTION 11.13.  Suits for Enforcement	 91
	SECTION 11.14.  Rights of Holders to Direct Trustee	 91
	SECTION 11.15.  Representations and Warranties of
Trustee	 92
	SECTION 11.16.  Maintenance of Office or Agency	 92

	ARTICLE XII

	TERMINATION

	SECTION 12.01.  Termination of Trust	 92
	SECTION 12.02.  Final Distribution	 93
	SECTION 12.03.  Transferor's Termination Rights	 94

	ARTICLE XIII

	MISCELLANEOUS PROVISIONS

	SECTION 13.01.  Amendment	 94
	SECTION 13.02.  Limitation on Rights of Holders	 95
	SECTION 13.03.  Notices; Payments	 96
	SECTION 13.04.  Rule 144A Information	 99
	SECTION 13.05.  Severability of Provisions	 99
	SECTION 13.06.  Assignment	 99
	SECTION 13.07.  Certificates Nonassessable and Fully Paid	 99
	SECTION 13.08.  No Proceedings	 99
	SECTION 13.09.  No Waiver; Cumulative Remedies	100
	SECTION 13.10.  Counterparts	100
	SECTION 13.11.  Third-Party Beneficiaries	100
	SECTION 13.12.  Actions by Holders	100
	SECTION 13.13.  Merger and Integration	100
	SECTION 13.14.  Headings	100
	SECTION 13.15.  Construction of Agreement	101
	SECTION 13.16.  Governing Law; Jurisdiction; Consent to
Service of Process	101



	SCHEDULES

Schedule 3.03(f)	Lock Boxes, Collection Accounts and Concentration
Account


	EXHIBITS

Exhibit A		Form of Transferor Certificate
Exhibit B		Form of Annual Servicer's Certificate
Exhibit C		Form of Collection Account/Lock Box Letter
Exhibit D		Form of Rule 144A and Non-Rule 144A Letters
Exhibit E		Form of Daily Report
Exhibit F		Credit Policy Manual
Exhibit G		Form of Annual Servicing Report of Independent
Public Accountants